UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

ORION MARINE GROUP, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(I) and 0-11
(1)	Title of each class of securities to which transaction applies;

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement number:

(3)	Filing party:

(4)	Date filed:

ORION MARINE GROUP, INC.
12000 AEROSPACE, SUITE 300
HOUSTON, TEXAS 77034

April 4, 2011

To our Shareholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2011 Annual Meeting of Shareholders of Orion Marine Group, Inc., which will be held on Thursday, May 19, 2011 at 10:00 a.m. Central Time. You will be able to attend the 2011 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/orn2011. You will need the 12-digit control number included in this proxy card in order to be able to enter the Annual Meeting.

At the Annual Meeting, you will be voting on:

(1)	The election of one member to our Board of Directors, to serve a three year term and until his successor is duly elected and qualified.
(2)	A non-binding proposal to approve the compensation for named executive officers;
(3)	A non-binding proposal to approve the frequency of a shareholder vote on executive compensation;
(4)	To approve the Orion Marine Group 2011 Long Term Incentive Plan;
(5)	To approve the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2011, and;
(6)	To transact any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

The following pages contain the formal Notice of Annual Meeting and the Proxy Statement.

Important Notice Regarding Internet Availability of Proxy Materials
For the Annual Meeting of Shareholders to be held on May 19, 2011
You may access an electronic, searchable copy of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2010 at http://www.proxyvote.com

This year we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under rules of the Securities and Exchange Commission. Many shareowners will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Shareholders can also request mailed paper copies if preferred.

The accompanying Proxy Statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the Proxy Statement, we have included a copy of our Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2010. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the Proxy Statement and the Form 10-K, as well as our other proxy materials may be found at www.proxyvote.com, which does not have cookies that identify visitors to the site.

Your vote is important. Please vote your shares as soon as possible. Voting is available via the Internet or telephone, or by paper proxy card. This will ensure representation of your shares. Returning the proxy card or voting by telephone or electronically does not deprive you of your right to attend the virtual meeting and to vote your shares during the live webcast for the matters to be acted upon at the meeting.

Sincerely,

Peter R. Buchler
Corporate Secretary

Houston, Texas
April 4, 2011

ORION MARINE GROUP, INC.
12000 AEROSPACE, SUITE 300
HOUSTON, TEXAS 77034

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 19, 2011

The Proxy Statement and accompanying 2011 Annual Report on Form 10-K are available at http://www.proxyvote.com.

You may also access the proxy materials and vote your shares at http://www.proxyvote.com

TIME AND DATE:	10:00 a.m. Central Time, on Thursday, May 19, 2011
INTERNET ACCESS:	www.virtualshareholdermeeting.com/orn2011 Use the 12-digit Control Number provided on your Proxy Card
ITEMS OF BUSINESS:	(1) To re-elect one member to our Board of Directors, to serve a three year term and until his successor is duly elected and qualified.
(2) To approve a non-binding proposal regarding the compensation for named executive officers.
(3) To approve a non-binding proposal regarding the frequency of a shareholder vote on executive compensation.
(4) To approve the Orion Marine Group, Inc. 2011 Long-Term Incentive Plan
(5) To approve the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2011.
(6) To transact any other business that may properly come before the Annual Meeting or any reconvened meeting after an adjournment thereof.
RECORD DATE:	The shareholders of record at the close of business on March 25, 2011, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
PROXY VOTING:	It is important that your shares are represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card provided to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and are included in the accompanying Proxy Statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement. You are invited to attend the Annual Meeting through the link at www.virtualshareholdermeeting.com/orn2011, and may vote at that time.

This Notice of Annual Meeting of Shareholders and related Proxy Materials are being distributed or made available to shareholders beginning on or about April 4, 2011.

By Order of the Board of Directors

Peter R. Buchler
Corporate Secretary
Houston, Texas
April 4, 2011

ORION MARINE GROUP, INC.
12000 Aerospace Suite 300
Houston, Texas 77034
Telephone: (713) 852-6500

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

We are providing this Proxy Statement, and accompanying proxy materials, to the holders of the common stock of Orion Marine Group, Inc. (“Orion” or the “Company”) for use at the 2011 Annual Meeting of Shareholders, and any adjournments or postponements thereof. The Annual Meeting will be held on May 19, 2011, at 10:00 a.m. Central Time at www.virtualshareholdermeeting.com/orn2011. You may access this site using the 12-digit Control Number provided with your proxy materials. The Proxy Statement, the enclosed form of proxy, and the Company’s Annual Report for the year ended December 31, 2010 are first being distributed or made available to shareholders on or about April 4, 2011.

Our Board of Directors has established March 25, 2011 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders at the close of business on the record date are entitled to vote on matters presented at the Annual Meeting.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the enclosed materials carefully.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2011. Orion’s 2011 Proxy Statement and Annual Report to Shareholders for 2010 are available at www.proxyvote.com.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

GENERAL INFORMATION

ABOUT THE COMPANY

We are a leading marine specialty contractor serving the heavy marine infrastructure market. We provide a broad range of marine construction services on, over, and under the water primarily along the Gulf Coast, the Atlantic Seaboard, the West Coast and in the Caribbean Basin. Our principal executive offices are located at 12000 Aerospace, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”). Our trading symbol is ORN. At the close of business on the Record Date, 27,004,993 shares of common stock were outstanding.

ABOUT THE ANNUAL MEETING

Why did I receive in the mail a one-page Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?

Securities and Exchange Commission (“SEC”) rules allow companies to provide shareowners with access to proxy materials over the Internet rather than mailing the materials to shareowners. To conserve natural resources and reduce costs, we are sending to many of our shareowners a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the proxy materials on the website referred to in the Notice or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future Annual Meetings in printed form by mail or electronically by email.

Why did I receive these proxy materials?

The Company’s Board of Directors (the “Board”) is providing these proxy materials to you in connection with the 2011 Annual Meeting of Shareholders, which will take place on May 19, 2011. As a shareholder of the Company on the Record Date, you are entitled to vote on the proposals described in this Proxy Statement.

What is the purpose of the Annual Meeting?

There are currently four proposals scheduled to be voted on at the Annual Meeting:

1.	The re-election of one Class I director, to serve a three-year term expiring in 2014;
2.	A non-binding proposal to approve the compensation for named executive officers;
3.	A non-binding proposal to approve the frequency of a shareholder vote on executive compensation;
4.	The approval of the Orion Marine Group, Inc. 2011 Long-Term Incentive Plan; and
5.	The approval of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote “FOR” the director nominee to the Board identified in Item 1; FOR items 2, 4 and 5 and FOR a one-year frequency under Item 3;

How many shares can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 27,004,993 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote as of the Record Date must be present, in person, through Internet Access, or represented by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” The inspector of elections includes as present those who abstain from voting, those who do not vote on one or more proposals, withheld votes, and broker non-votes for the purpose of determining a quorum.

Who will count the votes?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

How many votes are required to elect directors and approve the proposals scheduled to be voted on at the Annual Meeting?

The proposals to elect directors, to conduct a non-binding vote on approval of the compensation for named executive officers and to conduct a non-binding vote on the frequency of a shareholder vote on executive compensation are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, a broker will not be allowed to vote on the election of directors or the proposals to approve the compensation for named executive officers or the frequency of a shareholder vote on executive compensation on behalf of its beneficial owner customers if the customers do not return specific voting instructions. If you are a shareholder that holds shares through a broker please provide specific voting instructions to your broker.

The approval of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present at the Annual Meeting, either in person or represented by proxy and entitled to vote. Abstentions have the same effect as votes against the proposal.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many of the Company’s shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially.

Shareholder of record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust, you are considered the shareholder of record for those shares.

Beneficial owner

If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is the shareholder of record.

What are the methods available to me to vote my shares?

A shareholder of record may vote

(1)	Over the Internet, at http://www.proxyvote.com
(2)	By telephone, by calling 1-800-690-6903
(3)	By mail, by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or;
(4)	During the meeting through our link at www.virtualshareholdermeeting.com/orn2011. The 12-digit Control Number provided on your Proxy Card is necessary to access this site.

Beneficial owners should refer to the proxy card or information forwarded to you by your broker or other nominee to see what options are available to you.

What if I do not provide specific voting instructions?

If you return your properly signed proxy card prior to the Annual Meeting, but do not mark a selection, it will be voted in accordance with the recommendations of the Board. In connection therewith, the Board of Directors has appointed Peter R. Buchler, J. Michael Pearson and Mark R. Stauffer as proxies. All properly executed proxies that specify a choice on the proposals will be voted in accordance with your instructions. If you are a beneficial owner and do not provide your broker or other nominee with specific voting instructions, your broker or other nominee may generally vote in their discretion, on routine matters, such as the ratification of the selection of accounting firms.

Can I change or revoke my vote?

Yes. You retain the power to revoke your proxy or change your vote any time before it is voted at the Annual Meeting by (1) filing with the Corporate Secretary at the Company’s executive office, a written statement specifying such revocation. You may also change your vote by (2) delivering a duly executed proxy bearing a later date or by (3) voting during the Annual Meeting at our website www.virtualshareholdermeeting.com/orn2011. However, a beneficial owner of shares who wishes to vote in person at the Annual Meeting must request, complete and deliver a proxy from your broker or other nominee.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the Annual Meeting and will publish the final results in a current report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.orionmarinegroup.com.

Who pays for the cost of the proxy solicitation?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers and employees of the Company may, without additional compensation, solicit the return of proxies by telephone, messenger, facsimile or email. The Company will request that brokers and other nominee holders of common stock furnish proxy materials to beneficial owners. The Company will reimburse such brokers and other nominees for their reasonable out-of-pocket expense in doing so.

What is householding?

Householding is a process which allows the Company to reduce costs and provide extra convenience to shareholders by mailing only one copy of proxy materials to multiple shareholders sharing the same address. If, at any time, you no longer wish to participate in householding, and would prefer to receive separate communications at the same address, or if you are currently receiving multiple copies of Company communications and wish to receive only one, please notify your broker or other nominee if your shares are held beneficially, or notify the Company if you hold our stock directly. Requests in writing should be addressed to: Orion Marine Group, Inc., 12000 Aerospace, Suite 300 St., Houston, Texas 77034, Attention: Corporate Secretary.

DISCUSSION OF THE PROPOSALS
PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will be asked to elect one director to serve on the Company’s Board of Directors. The By-Laws of the Company permit the Board to determine, by resolution, the number of directors the Company will have. The authorized size of the Board is currently set at five persons.

The Company’s Certificate of Incorporation and By-Laws provide for a classified Board of Directors, divided into three classes, each class serving a staggered three-year term. As a result, shareholders will elect approximately one-third of our Board each year. A director holds office from the time of election until the third annual meeting following election. The division of our Board into three classes with staggered terms may delay or prevent a change of our management or a change in control. The term of the one Class I director expires at the 2011 Annual Meeting.

The Company is not aware that the nominee will be unable to or will not serve as a director. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card, or voted by telephone or via the Internet will be voted for the election of such other person as may be designated by the Board, the Board may leave the position unfilled, or the Board may reduce the authorized number of directors, as provided in the Company’s By-Laws.

The Board of Directors has nominated Thomas Amonett for election as a Class I director to serve a three-year term expiring at the 2014 annual meeting. Mr. Amonett currently serves as a member of the Board.

Please see “The Board of Directors and its Committees” below for information about the nominee for election as director and the current members of the Board of Directors who will continue to serve following the Annual Meeting, their business experience and other information.

Directors are elected by a majority of the votes cast in uncontested elections (the number of votes “for” a director must exceed the number of votes “against” that nominee). Abstentions and broker non-votes are not counted for purposes of election of directors.

The Board recommends that you vote “FOR” election of the nominee. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

PROPOSAL NO. 2 — PROPOSAL TO CONDUCT A NON-BINDING VOTE ON APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS

You are being asked to cast an advisory vote on approval of the compensation of our chief executive officer, chief financial officer and three other most-highly compensated executive officers (our “named executive officers” or “NEOs”). This proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). We urge you to read the section “Compensation Discussion and Analysis”, below, which discusses in detail how our executive compensation program implements our compensation philosophy.

This proposal gives you the opportunity, on an advisory basis, to approve or not approve the compensation of NEOs through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as promulgated by the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby approved on an advisory basis.”

Because your vote is advisory, it will not be binding on the Board of Directors and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs. Our Compensation Committee does intend to take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends that you vote “FOR” the approval of the Executive Compensation proposal. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

PROPOSAL NO. 3 — PROPOSAL TO CONDUCT A NON-BINDING VOTE ON FREQUENCY OF A SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to seek, at least once every six years, a non-binding advisory shareholder vote regarding the frequency of future advisory votes on executive compensation, similar to Proposal No. 2, above. The final vote will not be binding on us and is advisory in nature. The proxy card gives you four choices for voting on this proposal. You can indicate whether you believe an advisory vote on executive compensation should be conducted every three years, two years, every year, or you may abstain from voting.

Our Board of Directors recommends that shareholders vote for an advisory vote on executive compensation to be held every year, because they believe that our executive compensation program, as discussed in “Compensation Discussion and Analysis” below, has historically been consistent with or more conservative than our peers, is aligned with our long-term performance, and has minimal exposure to over payment for under performance.

The Board recommends that future advisory votes be conducted every “One Year”.
Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

PROPOSAL NO. 4 — APPROVAL OF THE ORION MARINE GROUP, INC. 2011 LONG-TERM INCENTIVE PLAN

On March 24, 2011, the Board of Directors of the Company adopted, subject to shareholder approval at the 2011 Annual Meeting, the Orion Marine Group, Inc. 2011 Long-Term Incentive Plan, which we refer to as the “2011 LTIP”. The 2011 LTIP will become effective as of the date it is approved by our shareholders.

We currently maintain the 2007 Long-Term Incentive Plan, or “2007 LTIP”. As of March 1, 2011, there were approximately 50,329 shares of our common stock reserved and available for future awards under the 2007 LTIP. The table on page 41 provides a summary of current numbers of shares outstanding and available for future grant under the 2007 LTIP. A summary of the 2011 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2011 LTIP, which is attached to this proxy statement as Appendix A.

Shares Available.  The maximum aggregate number of shares of our common stock that may be reserved and available for delivery in connection with awards under the 2011 LTIP is 3,000,000. If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable due to cancelation, expiration, forfeiture or settlement in cash, those shares of common stock will again be available for delivery under the 2011 LTIP to the extent allowable by law.

Eligibility.  Any individual who provides services to us, including non-employee directors and consultants, and is designated by the Compensation Committee to receive an award under the 2011 LTIP will be a “Participant.” A Participant will be eligible to receive an award pursuant to the terms of the 2011 LTIP and subject to any limitations imposed by appropriate action of the Compensation Committee.

Administration.  The 2011 LTIP is, and will continue to be administered by the Compensation Committee of the Board of Directors. All Compensation Committee members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and “nonemployee director” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee selects the key employees who will receive awards, and determines the type of award, the vesting requirements and other conditions, interprets the 2011 LTIP and makes all other decisions regarding the operation of the 2011 LTIP.

Terms of Options.  The Compensation Committee may grant options to eligible persons including (a) incentive stock options (only to our employees) that comply with Section 422 of the Code and (b) nonstatutory options. The exercise price for an incentive stock option must not be less than the greater of (a) the par value per share of common stock or (b) the fair market value per share as of the date of grant. The exercise price per share of common stock subject to an option other than an incentive stock option will not be less than the par value per share of the common stock (but may be less than the fair market value of a share of the common stock on the date of grant). Options may be exercised as the Compensation Committee determines, but not later than 10 years from the date of grant. Any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must have an exercise price of at least 110% of the fair market value of the underlying shares at the time the option is granted and may not be exercised later than five years from the date of grant. Following grant, options cannot be re-priced without prior shareholder approval.

Terms of SARs.  SARs may be awarded in connection with or separate from an option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR. SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised, which option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable. SARs granted independently of an option will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and stock, as provided for by the Compensation Committee in the award agreement. Following grant, SARs cannot be re-priced without prior shareholder approval.

Restricted Stock Awards.  A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Except as otherwise provided under the terms of the 2011 LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). A restricted stock award that is subject to forfeiture restrictions may be forfeited and reacquired by us upon termination of employment or services. Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Restricted Stock Units.  Restricted stock units are rights to receive common stock, cash, or a combination of both at the end of a specified period. Restricted stock units may be subject to restrictions, including a risk of forfeiture, as specified in the award agreement. Restricted stock units may be satisfied by common stock, cash or any combination thereof, as determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee in the award agreement or otherwise, restricted stock units subject to forfeiture restrictions will be forfeited upon termination of a participant’s employment or services prior to the end of the specified period. The Compensation Committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units. However, in no case will dividend equivalents granted in conjunction with a performance-contingent award be paid before the award is earned.

Other Awards.  Participants may be granted, subject to applicable legal limitations and the terms of the 2011 LTIP and its purposes, other awards related to common stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such awards. Cash awards may be granted as an element of or a supplement to any awards permitted under the 2011 LTIP. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the 2011 LTIP or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Performance Awards.  The Compensation Committee may designate that certain awards granted under the 2011 LTIP constitute “performance” awards. A performance award is any award the grant, exercise or settlement of which is subject to one or more performance standards. These standards may include business criteria for us on a consolidated basis, such as total stockholders’ return and earnings per share, or for specific subsidiaries or business or geographical units.

The Board recommends that you vote “FOR” the approval of the 2011 Long-Term Incentive Plan.

PROPOSAL NO. 5 — APPROVAL OF THE APPOINTMENT OF GRANT THORNTON LLP

The Audit Committee has recommended and the Board of Directors subsequently approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements for 2011. Grant Thornton was also the Company’s independent registered public accounting firm for the year ended December 31, 2010.

The Board is asking shareholders to approve the appointment of Grant Thornton, although ratification is not required by law or by the Company’s by-laws. The Board is submitting the appointment of Grant Thornton for approval as a matter of good corporate practice. Whether shareholders approve the appointment or not, the Board of Directors, in its discretion, may select an independent registered public accounting firm at any time during the year if it determines that to do so would be in the best interest of the Company and its shareholders. There is additional information about Grant Thornton under the heading “Information About Audit Fees and Audit Services,” below.

A representative of the Company’s independent registered public accounting firm, Grant Thornton LLP, is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The Board recommends that you vote “FOR” the approval of the appointment of
Grant Thornton LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board of Directors devote such time, energy and attention as necessary to ensure diligent performance of their duties.

In November 2007, the Board of Directors adopted the Orion Marine Group, Inc. Corporate Governance Guidelines to assure that the Board has the necessary authority and guidelines in place to review and evaluate our business operations and to exercise judgment to act in the best interests of the Company and its shareholders. The Corporate Governance Guidelines set forth the practices the Board of Directors will follow with respect to making decisions regarding board composition and selection, board meetings, involvement of senior management in board meetings, Chief Executive Officer performance evaluation and succession planning, board committees and compensation matters. Directors are expected to attend all meetings of the Board of Directors and each committee on which they serve, and the Board of Directors encourages all its members to attend each Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior accounting and financial officers, including the Chief Executive Officer and Chief Financial Officer and complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The code of ethics, as well as other governance documents, is posted on the Company’s website at www.orionmarinegroup.com. Changes in and waivers to the code of ethics (if any) for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s website within five business days and maintained for at least twelve months.

Website Availability of Governance Documents

You can access the Company’s Code of Conduct, Code of Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance and Compensation Committee Charters on the Investor Relations section of the Company’s website at http://www.orionmarinegroup.com. Information contained on the Company’s website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any shareholder who so requests may obtain a printed copy of the governance documents from the Company’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Shareholder Communications with the Board

Interested persons wishing to communicate with the Board may do so by the following means:

Email:	pbuchler@orionmarinegroup.com., Attn: Corporate Secretary
Mail:	Board of Directors
Attn: Corporate Secretary Orion Marine Group, Inc. 12000 Aerospace, Suite 300 Houston, TX 77034

Director Independence

NYSE listing rules require that a majority of the Company’s directors be independent. The Board has reviewed the relationships between the Company and each director and has determined that all of the Company’s directors, except Mr. Pearson who serves as President and Chief Executive Officer, have no direct or indirect material relationships with management, and that they satisfy the NYSE’s definition of an independent director. In addition, each member of the Audit, Compensation, and Nominating & Corporate Governance Committees also satisfies the NYSE’s independence standards for service on those committees. Members of the Audit Committee satisfy the independence requirements of the SEC’s Regulation 240.10A-3.

Nomination of Directors

The Board of Directors is responsible for nominating a slate of candidates for Board membership, and acts through its Nominating and Corporate Governance Committee (“NCGC”), to review the composition of the Board, and screen and recruit potential director nominees in consultation with the Chairman of the Board and the Chief Executive Officer. The NCGC seeks to present a slate of candidates who collectively have a diverse set of complementary qualifications, skills and acumen to guide the Company and function effectively as a Board, and who individually demonstrate a high ethical standard, wide range of business experience at the policy-making level, and ability to exercise sound and mature judgment in matters that relate to the current and long-term objectives of the Company. The NCGC believes diversity of background, education, experience and social perspective, as well as independence, and the ability to represent the best interests of all shareholders, contribute to an optimal balance of Board members. The Board of Directors, upon recommendation by the NCGC, has determined that the nominee for director contributes to an active, effective and diverse Board.

Board Leadership Structure

We have structured our Board of Directors such that the Chairman of the Board is an independent director. We believe that a chairman independent of management provides critical and independent thinking with respect to the Company’s strategy and long-term objectives. Our Chief Executive Officer serves on the Board of Directors and provides in-depth understanding of the operations of the Company and the issues, opportunities and challenges facing the Company.

The Board’s Role in Risk Oversight

The members of our Board of Directors are actively involved in the oversight of risk that could affect the Company. This oversight is conducted primarily through the committees of the Board, as discussed in the charters of each committee and descriptions, below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks, including compliance with the Foreign Corrupt Practices Act. Our Compensation Committee considers potential risk related to the Company’s overall compensation programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and shareholders. Key risks to the Company’s operations, liquidity and strategies are considered by the full Board.

Board/Committee Primary Areas of Risk Oversight

Full Board	Risk management process, structure and overall polices and practices for enterprise risk management, strategic risks associated with business plans, significant capital transactions, including acquisitions and divestitures, and other significant risks such as major litigation, business development risks and succession planning
Audit Committee	Major financial risk exposure; significant operational, compliance, reputational and strategic risks
Nominating and Governance Committee	Risks and exposures related to corporate governance, effectiveness of the Board and the committees for oversight of the Company, review of director candidates, conflicts of interest and director independence
Compensation Committee	Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the date of this Proxy Statement.

	Current position	Age	Class	Director since	Term expires
Nominees for Director
Thomas N. Amonett	Director	67	I	2007	2011
Continuing Directors
Richard L. Daerr, Jr.	Chairman of the Board of Directors	66	II	2007	2012
J. Michael Pearson	President, Chief Executive Officer and Director	63	II	2006	2012
Austin J. Shanfelter	Director	53	III	2007	2013
Gene Stoever	Director	72	III	2007	2013

Nominee for Class I Director for Three-Year Term to Expire in 2014

The following sets forth information concerning the nominee for election as a director at the Annual Meeting, including the nominee’s position with us, and business experience during the past five years.

Thomas N. Amonett — Mr. Amonett has been a member of our Board and a Class I director since May 2007, and serves as the Chairman of the Nominating and Corporate Governance Committee, and as a member of the Audit Committee. He has been President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry, since 1999. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an energy services and manufacturing company. Mr. Amonett also served as the chairman of the board of TODCO, a provider of contract oil and gas drilling services primarily in the U.S. Gulf of Mexico shallow water and inland marine region from 2005 to 2007. He joined the board of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services, on July 11, 2007, where he serves on the Nominating and Corporate Governance Committee. Mr. Amonett has been a director of Bristow Group Inc. (NYSE: BRS), a global provider of helicopter services, since 2006, where he currently serves on the Audit Committee and Executive Compensation Committee. Mr. Amonett also serves as an advisory director to Triten Corporation, a privately held company. During the past five year, Mr. Amonett has been a director of Stelmar Shipping, Ltd., an owner and operator of petroleum and petroleum product tankers, and Reunion Industries, Inc., a manufacturer of metal products.

Mr. Amonett is qualified to serve as one of our directors, based on his considerable management, operational and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his service as a director of other companies and his corporate governance experience and expertise.

Background of the Continuing Directors

Richard L. Daerr, Jr. — Mr. Daerr has served as non-executive Chairman of the Board and as a Class II director since May 2007, and is a member of each Board Committee. Mr. Daerr founded RK Enterprises in 1997, a firm that has assisted companies and investor groups in developing and implementing strategic plans and initiatives focused primarily on the energy, biotechnology, engineering and construction, and pharmaceuticals industries. From 1994 to 1996, Mr. Daerr served as President and Chief Executive Officer of Serv-Tech, Inc., an industrial services company that was listed on the NASDAQ. Mr. Daerr worked for CRSS, Inc. from 1979 to 1992 where he served as General Counsel and Chief Administrative Officer and as the President and Chief Operating Officer from 1990 to 1992. Prior to being acquired, CRSS, Inc. was a NYSE listed company and one of the largest engineering, architectural and construction management companies in the U.S. as well as one of the largest independent power producers in the U.S. CRSS owned a controlling interest in NATEC, Inc., a NASDAQ listed environmental services company of which Mr. Daerr was a director. Mr. Daerr has served on the boards of several private and public companies, including TIMEC Company, Inc., a refinery turnaround maintenance company, from 2002 to 2007, where he served as Chairman of an Independent Committee and served on the Audit Committee. Since 2003, Mr. Daerr has served as a director and on the Audit Committee of DISA, Inc., an industrial drug testing and background checking company. From 1976 to 1979 Mr. Daerr was Associate Counsel with Dresser Industries, Inc., an industrial equipment and materials supply company. From 1972 to 1976, he was a trial attorney with the antitrust division of the United States Department of Justice. In March 2011, Mr. Daerr began serving as a director of Entact, Inc., a performer of field remediation, environmental and construction services.

Mr. Daerr brings a vast amount of diverse experience to our Board, as he has served on numerous boards of public, private and not-for profit companies, as well as serving as a committee member within those boards. Mr. Daerr has been a consultant to various companies in the areas of strategic planning, acquisitions, divestitures and capital market transactions. As a former attorney with the Department of Justice and as counsel to other businesses in the private sector, Mr. Daerr has dealt with many of the laws and regulatory issues that affect public companies today.

J. Michael Pearson — Mr. Pearson has served as our President and Chief Executive Officer since 2006 and as a Class II director since May 2007. Mr. Pearson joined us as Chief Operating Officer in March 2006 from Global Industries, Inc. (NASDAQ: GLBL), an offshore marine construction company, where he served as Chief Operating Officer from May 2002 to November 2005 and Senior Vice President, Strategic Planning from February 2002 to May 2002. Prior to joining Global Industries, Inc., Mr. Pearson served as a General Manager for Enron Engineering and Construction Co. from 2000 to 2001. Prior to that position, Mr. Pearson served as Executive Vice President for Transoceanic Shipping Co. in 1999 and President and Chief Executive Officer for International Industrial Services, Inc. from 1997 to 1999. From 1973 to 1997, Mr. Pearson served in various management capacities at McDermott International, Inc. (NYSE: MDR), including as Vice President and General Manager. Mr. Pearson is a Registered Professional Engineer in Louisiana and Texas.

Mr. Pearson brings extensive industry knowledge to our Board of Directors and provides critical management insight regarding the challenges and opportunities facing the Company. He has over 30 years’ management, operational and strategic experience in global marine construction related fields. He is also actively involved in numerous industry associations. His expertise as a Registered Professional Engineer is also of significant value as a Board Member.

Austin J. Shanfelter — Mr. Shanfelter has been a member of our Board and a Class III director since May 2007, and has served as Chairman of our Compensation Committee since May 2007, and as a member of the Nominating and Governance Committee since May 2010. He served until December 18, 2008, as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from August 2001 until March 2007. From February 2000 until August 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer. Prior to being named Chief Operating Officer, he served as President of one of their service offerings from January 1997. Mr. Shanfelter has been in the telecommunications infrastructure industry since 1981. Mr. Shanfelter has been a member of the Society of Cable Television Engineers since 1982 and the National Cable Television Association since 1991. Mr. Shanfelter has served as President of the Power and Communications Contractors Association (“PCAA”). Since April 2009, Mr. Shanfelter is a member of the Board of Patriot Risk Insurance Co., a privately held WK insurance company, and serves as Chairman of Global HR Research LLC.

Mr. Shanfelter’s achievements as an executive and director of MasTec, Inc., his many years of service as its Chief Executive Officer and President, and prior to this, its Chief Operating Officer, as well as his service on the board of other diverse entities, provide us with industry insight and perspective and qualify him to serve as one of our directors.

Gene Stoever — Mr. Stoever has been a member of our Board and a Class III director since May 2007, has served as chairman of our Audit Committee since May 2007, and as a member of the Compensation Committee since May 2010. He was an audit partner with KPMG LLP for 24 years until his retirement in 1993. During his approximately 30-year tenure with KPMG, he served domestic and multinational clients engaged in the manufacturing, construction, refining, oil and gas, real estate and banking industries, as well as serving as SEC Reviewing Partner responsible for advising and reviewing client filings with the SEC. Mr. Stoever currently serves as chairman of the audit committee and is a member of the nominating and corporate governance committee of the Board of Directors of Evolution Petroleum Corp. (AMEX: EPM) and previously served on the Boards, and as chairman of the audit committees of Propex Inc .and several other companies. Mr. Stoever is a Certified Public Accountant in Texas (currently inactive license holder).

Mr. Stoever is well qualified to serve on our Board, based on his extensive experience in public accounting, his service on other boards, and his service as Chairman of our Audit Committee since 2007, coupled with his knowledge of financial reporting, SEC accounting rules and regulations, and generally accepted accounting principles and auditing standards. Mr. Stoever qualifies as an “audit committee financial expert” pursuant to SEC rules.

Meetings of the Board of Directors

The Board of Directors held seven meetings during 2010. All directors attended at least 75% of all meetings of the Board of Directors and all directors attended the Annual Meeting of Shareholders.

Non-management directors meet in executive session on a regular basis, generally at the end of a regularly-scheduled Board meeting. The Chairman of the Board presides over the executive session. In addition, the Audit Committee has adopted a practice of reserving time at each meeting to meet without members of Company management present. The Compensation Committee has adopted a similar practice.

Committees of the Board

The Board has established three standing committees; the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a written charter approved by the Board of Directors. A copy of each charter is available on the Company’s website at http://www.orionmarinegroup.com.

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

•	to select the independent auditor to audit our annual financial statements;
•	to approve the overall scope of and oversee the annual audit and any non-audit services;
•	to assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;

•	to discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
•	to discuss policies with respect to risk assessment and risk management; and
•	to review with the independent auditor any audit problems or difficulties and management’s responses.

Messrs. Stoever (Chairman), Amonett and Daerr are currently members of the Audit Committee, and the Board has determined each is deemed independent as defined in the applicable rules of the NYSE, and the SEC and that Mr. Stoever meets the relevant standards as a financial expert as defined in Item 407 of Regulation S-K promulgated by the SEC. During 2010, the Audit Committee met seven times. A report by the Audit Committee is found further in this Proxy Statement.

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

•	to develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•	to review, approve and recommend all actions relating to compensation, promotion and employment-related arrangements for senior management, including severance arrangements;
•	to approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
•	to review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and
•	to review and approve or recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

Messrs. Shanfelter (Chairman), Daerr and Stoever are currently members of the Compensation Committee, and the Board has determined that each is deemed independent as defined in the applicable rules of the NYSE and the SEC. The Compensation Committee met six times during 2010. A report by the Compensation Committee is found further in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee at any time during 2010 or at any other time has been an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company in 2010 requiring disclosure under Item 404 of Regulation S-K, as promulgated by the SEC. During 2010, none of the Company’s executive officers served as a director or member of a Compensation Committee of any other entity that has an executive officer serving as a member of the Company’s Board.

The Nominating and Corporate Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and Committee members, develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Corporate Governance Committee has the following responsibilities, among others:

•	to identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;
•	to recommend to the Board director nominees for each committee of the Board;
•	to advise the Board about appropriate composition of the Board and its committees;
•	to advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles and guidelines, and to assist the Board in implementing those practices;

•	to lead the Board in its annual review of the performance of the Board and its committees; and
•	to perform such other functions as the Board may assign to the committee from time to time

Messrs. Amonett (Chairman), Daerr and Shanfelter are currently members of this committee, and the Board has determined that each is deemed independent as defined in the applicable rules of the NYSE, and the SEC. The Nominating and Governance Committee, met four times during 2010.

If a shareholder wishes to recommend a nominee for director for the 2012 Annual Meeting of Company Shareholders, written notice should be sent to the Corporate Secretary in accordance with instructions set forth below and later in this Proxy Statement under the caption “Submission of Shareholder Proposals for 2012 Annual Meeting”. Any shareholder notice of intention to nominate a director shall include:

•	The name and address of the shareholder;
•	A representation that the shareholder is entitled to vote at the meeting at which directors will be elected;
•	The number of shares of the Company that are beneficially owned by the shareholder;
•	A representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•	The following information with respect to the person nominated by the shareholder:
º	Name and address;
º	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors and civic activity;
º	A description of any arrangements and understandings between the shareholder and the nominee and any other persons pursuant to which the nomination is made;
º	The consent of each such nominee to serve as a director if elected; and
º	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Corporate Governance Committee seeks to achieve a Board that is composed of individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Corporate Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by shareholders, and third party professional search firms.

The Company did not receive any shareholder nominations for director to be considered by the Nominating and Corporate Governance Committee for the 2010 Annual Meeting.

Annual Performance Evaluations

Annually, the Board and its committees conduct self-performance evaluations and review each committee charter. Also annually, the Corporate Governance Guidelines are reviewed and reassessed for adequacy.

DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors during 2010. Mr. Pearson, who is an employee of the Company, received no additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash(1)	Stock Compensation(2)	Option Awards	Total
Thomas N. Amonett	$60,500	$60,000	$—	$120,500
Richard L. Daerr, Jr.	$79,500	$60,000	$—	$139,500
Austin J. Shanfelter	$62,750	$60,000	$—	$122,750
Gene Stoever	$62,750	$60,000	$—	$122,750

(1)	Amounts in this column represent retainers, meeting fees and chairmanship fees as further described below.
(2)	As part of their annual compensation package in 2010, the non-employee directors each received an equity award of either restricted stock or options (at the recipient’s election) with a grant date fair value of $60,000, based on the mean price of the Company’s stock on the date of grant, which awards were granted in November 2010, and at which time the price was $13.69. All directors elected to receive stock, which vests over a six month time period and is fully vested on May 18, 2011.

The Compensation Committee of the Board of Directors retained Towers Watson & Co., an independent consulting firm, to assist in determining the components and amounts of director compensation for 2010, based on comparisons of board compensation in similarly-situated companies.

Non-employee directors were compensated in 2010 based on the following fee structure:

Annual retainer	$45,000
Board Chairman additional annual retainer	$40,000
Audit Committee Chairman additional annual retainer	$12,500
Compensation Committee Chairman additional annual retainer	$12,500
Nominating and Corporate Governance Chairman additional annual retainer	$8,500
Committee members additional annual retainer	$7,000

All retainers are paid quarterly in arrears. The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred in attending Board and committee meetings.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the executive officers of the Company serving as of the date of this Proxy Statement. All executive officers hold office until their successors are elected and qualified and serve at the discretion of the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
J. Michael Pearson	63	President, Chief Executive Officer and Director
Mark R. Stauffer	48	Executive Vice President and Chief Financial Officer
Elliott J. Kennedy	56	Executive Vice President — Gulf Coast
James L. Rose	46	Executive Vice President — Atlantic and Caribbean
Peter R. Buchler	64	Executive Vice President, General Counsel and Secretary

Below is a summary of the business experience of our executive officers who do not serve on the Board. Mr. Pearson’s business experience is included under the caption “Background of the Continuing Directors”, above.

Mark R. Stauffer — Mr. Stauffer has served as our Chief Financial Officer since 1999, and Executive Vice President since 2007, and served as Secretary from 2004 until August 31, 2007. Mr. Stauffer served as Vice President from 1999, when he joined us, to 2007. Prior to joining us, Mr. Stauffer served in various capacities at Coastal Towing, Inc. from 1986 to 1999, including Vice President and Chief Financial Officer, Vice President — Finance, Controller, Accounting Manager and Staff Accountant. Mr. Stauffer is a Certified Public Accountant.

Elliott J. Kennedy — Mr. Kennedy served as Vice President since 1994 until December 2007, when he was named Executive Vice President — Gulf Coast of the Company. From 1992 to 1994, Mr. Kennedy served as Project Manager for Triton Marine. Prior to joining Triton, Mr. Kennedy served as Estimator/Project Manager for the Insite Division of Nustone Surfacing, Inc. From 1983 to 1989, he was Owner/Project Manager/ Estimator of E.J. Kennedy Design Construction. From 1980 to 1983, Mr. Kennedy was Project Manager/Superintendent for Infinity Construction.

James L. Rose — Mr. Rose has served as President of Misener Marine Construction, Inc. (“Misener Marine”), a wholly-owned subsidiary of the Company, since 2006, and he was named Executive Vice President — Atlantic and Caribbean of the Company in December 2007. Mr. Rose served as Area Manager for Jacksonville for Misener Marine from 2005 to 2006. From 2002 to 2005, Mr. Rose served as Project Engineer and Project Manager for Granite Construction Company. From 2001 to 2002, Mr. Rose served as Project Engineer and Project Manager for Misener Marine.

Peter R. Buchler — Mr.Buchler joined the Company as Vice President, General Counsel and Corporate Secretary in September 2009. He subsequently became the Company’s Chief Compliance Officer and effective January 1, 2010, became Executive Vice President. Prior to joining the Company, Mr. Buchler founded and operated The Buchler Group, LLC, a consulting firm providing corporate and contracting advisory services to the domestic and international construction industry. From 2003 to 2008, Mr. Buchler worked for Global Industries, Ltd. (NASDAQ: GLBL) in various capacities, including Assistant General Counsel, Vice President Commercial and Subcontracts, and Vice President of Asia Pacific. Prior to this, he served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of Cooperheat-MQS, Inc, following service as Senior Counsel, Assistant General Counsel for Corporate, and Assistant General Counsel for Shipbuilding, Industrial Services and Marine Construction segments with McDermott International, Inc. (NYSE: MDR). Mr. Buchler is admitted to practice law in Texas and Louisiana.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables, based in part upon information supplied by officers, directors and certain shareholders, sets forth the ownership of common shares of the Company’s stock as of the Record Date (or with respect to 5% shareholders as of the latest 13G filing) by:

(1)	each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock;
(2)	each of the Company’s directors;
(3)	each of the Company’s named executive officers, and
(4)	all directors and executive officers of the Company as a group.

Security Ownership of Certain Beneficial Owners:

Name and Address	Common Shares Beneficially Owned		Percent of Common Shares(1)
5% Shareholders:
Artisan Partners Holdings LP 875 East Wisconsin Ave. Suite 800 Milwaukee, WI 53202	2,335,300	(a)	8.65%
FMR, LLC 82 Devonshire Street Boston, MA 02109	2,303,140	(b)	8.5%
Invesco Ltd. 1555 Peachtree St. NE Atlanta, GA 30309	1,784,981	(c)	6.6%
Cortina Asset Management, LLC 825 N. Jefferson St. Suite 400 Milwaukee, WI	1,522,694	(d)	5.6%

(1)	Calculated based on 27,004,993 shares outstanding on the Record Date
(a)	As reported on Schedule 13G filed on February 11, 2011 by Artisan Partners Holdings, LP as of December 31, 2010, Artisan Investment Corporation., a parent holding company, has shared voting power and shared dispositive power of these shares.
(b)	As reported on Schedule 13G filed on February 14, 2011, by FMR, LLC, as of December 31, 2010, FMR, LLC is a parent holding company and holds sole voting power for 254,140 shares and sole dispositive power for 2,303,140 shares.
(c)	As reported on Schedule 13G filed on February 14, 2011 by Invesco Ltd.. as of December 31, 2010, Invesco Ltd.. is a parent holding company of Invesco Advisors, which has sole voting and dispositive power for 1,768,858 shares and Invesco PowerShares Capital Management, which has sole voting and dispositive power for 16,123 shares.
(d)	As reported on Schedule 13G filed on February 1, 2011 by Cortina Asset Management, LLC, as of December 31, 2010, Cortina Asset Management LLC is an investment adviser beneficially holding 1,522,694 shares with sole voting power for 1,365,835 shares and sole dispositive power for 1,522,694 shares.

Security Ownership of Directors, Nominees, and Management

Name of Beneficial Owner(1)	Number of Outstanding Shares of Common Stock Owned(2)	Shares subject to Purchase(3)	Total Beneficial Ownership	Percent of Class(4)
Non-Management Directors:
Thomas N. Amonett	13,472	19,627	33,099	*
Richard L. Daerr, Jr.	17,472	19,627	37,099	*
Austin Shanfelter	10,332	9,233	19,565	*
Gene Stoever	7,523	19,627	27,150	*
Named Executive Officers:
Peter R. Buchler	10,971	13,399	24,370	*
Elliott J. Kennedy	47,077	61,154	109,231	*
J. Michael Pearson	43,009	181,654	224,663	1.0%
James L. Rose	20,152	79,237	99,389	*
Mark R. Stauffer	86,537	136,526	223,063	1.0%
Directors and Officers as a group (9 persons):	257,545	540,082	797,627	2.9%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each of the shareholders named in this table is Orion Marine Group, Inc., 12000 Aerospace, Suite 300, Houston, Texas 77034
(2)	Includes grants of stock for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(3)	Includes shares that may be acquired within 60 days of March 25, 2011 by exercising vested stock options, but does not include any unvested stock options
(4)	Calculated based on 27,004,933 common shares outstanding on the Record Date. For each individual, this percentage is determined by assuming the named shareholder exercises all options which the shareholder has the right to acquire within 60 days of March 25, 2011, but that no other person exercises any options.

Section 16(a) Beneficial Ownership Reporting Compliance  Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s equity securities, or insiders, to file with the SEC reports of beneficial ownership of those securities and certain changes in beneficial ownership on Forms 3, 4 and 5 and to furnish the Company with copies of those reports.

Based solely on a review of the copies of these reports furnished to the Company and representations that no other reports were required during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to the Company’s insiders were satisfied except as follows:

Grants of options and stock made to the Company’s named executive officers and grants of stock to directors were made on November 18, 2010; however Form 4 reports were filed on November 29 and November 30. 2010. Mr. Shanfelter sold shares of stock on December 2, which transaction was filed on a Form 4 on December 8, 2010.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers (the “named executive officers”) for the 2010 fiscal year. The discussion that follows will focus on the philosophy and objectives of the Company’s compensation program, the goals that the program is designed to reward, the determination of the formulas to measure performance and award levels, and the components of executive compensation. For additional information regarding compensation of the named executive officers, see “Executive Compensation.”

EXECUTIVE SUMMARY

2010 Compensation Highlights

The key components of our executive compensation program have remained substantially the same for several years, and we believe the program has been an important factor in our success. During 2010 (“FY 2010” or “2010”), however, we retained the services of an outside consultant to help us conduct a comprehensive review of our executive pay program. As a result of our review, we determined that target total direct compensation rates for our executives during 2009 were between the market 25th and 50th percentiles against our peers, and we made the following changes to certain elements of the program to better align with current market practices and with shareholder interests:

•	We increased salary levels for our named executive officers by an average of about 17.5%
•	We increased target annual incentive opportunities to enhance competitive posture and to further enhance the emphasis on variable, performance-based pay
•	We adopted share ownership guidelines for our named executive officers and our directors

As a result of our review, we also continue to support the design of our successful equity incentive program. When granting equity incentives, Orion first determines the total target value of the award and then delivers that value in two components: restricted shares (50%) and stock options (50%). We believe this approach has served to directly align a significant portion of executive rewards with long-term shareholder value creation, and has encouraged Orion Marine Group executives to build toward meaningful share ownership levels.

•	The changes to our cash compensation program in combination with our commitment to meaningful equity incentive compensation opportunities, produced target total direct compensation for FY 2010 to our named executive officers that were between the market 50th and 75th percentiles.

Equity incentive awards since our initial public offering have been made from our 2007 Long Term Incentive Plan. At the end of 2010, this plan had 50,329 shares remaining for future grant. For 2011 we are asking for shareholder approval to approve the 2011 Long Term Incentive Plan (the “2011 LTIP”), which will add an additional 3,000,000 shares — an amount that we hope will allow us to provide competitive long-term incentive compensation opportunities to all of our key employees, including our named executive officers, for at least the next three years.

During 2010 we delivered continued strong growth in revenues and profitability in the face of significant economic uncertainty, and achieved positive results in other areas of our operations, including:

•	Acquisition of T. W. LaQuay which made a significant contribution to the Company’s financial results for the year and positioned the Company for future growth in dredging operations in the Gulf of Mexico.
•	Completion of a significant asset purchase of marine construction equipment to enable expansion in the Pacific Northwest region.
•	Doubling the size of the Company’s credit facility by renegotiating a new $100 million Long Term Revolving Credit Agreement.

Some key financial performance achievements for Orion in 2010 are provided in the table below.

	2009 Performance	2010 Performance	Percent Change
Revenue	$294 million	$353 million	+19%
Net Income	$20 million	$22 million	+10%
EBITDA	$50 million	$54 million	+10%

Orion Has Maintained Sustained Growth in Sales & Profitability

Based on 2010 performance, we made payments to participants in our Executive Incentive Plan (“EIP”), and Subsidiary Incentive Plan (“SIP”), including our named executive officers. However, despite increasingly profitable performance, we were not able to achieve target performance what we felt was a particularly aggressive Net Cash Flow (NCF) goal, which is the funding measure in our annual incentive plans. Consistent with our strong pay for performance philosophy, we consequently funded the EIP pool at only 76% of target (with payouts to our named officers amounting to less than half those paid for 2009 performance). Individual awards to named officers from the EIP and SIP varied from 0% to 152% of target.

As a result of declining stock price performance during the year, our total shareholder return (TSR) for FY2010 was negative. Consistent with our emphasis on both short-term and long-term incentive compensation, and on alignment with shareholder interests, negative TSR performance impacted wealth accumulation for our named officers as well as our shareholders.

•	Over 68% of options held by our named executive officers were under water as of 12/31/2010,
•	The total in-the-money value of equity incentives held by our named executive officers declined in aggregate by over 60% from 12/31/2009 to 12/31/2010 (or a total decline of $3.76 million).

Compensation Program Overview

Orion Marine Group is one of the leaders in the marine construction industry because it has an array of highly experienced people, strength in resources, and the geographic reach to provide customers a full suite of turn-key marine construction solutions that meet even the most challenging needs. Maintaining this leading posture, and ensuring we are positioned for future success requires we be able to attract, retain, and engage the talent necessary to grow the company, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our shareholders. We design our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of our named executive officers is especially knowledgeable about our business and our industry and thus particularly valuable to the Company and our shareholders. Position and level of responsibility are important factors in the compensation of any Orion Marine Group employee, including our named executive officers. Salary, annual incentive opportunity, and the number of options and restricted shares awarded are all closely tied to management level and responsibilities.

Our philosophy is to closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and to set performance goals that support the company’s long-term goals of:

•	To become the leading heavy civil contractor in the United States
•	To double the revenue of the Company over the five-year period ending December 31, 2010 — by means of acquisitions, organic growth and green field developments
•	Maintain growth in revenue and profitability such that over any given 5-year period we have, on average (recognizing that we are in a highly cyclical industry), continued to grow the Company

Over the near-term, in support of these goals, we are also focused on achieving:

•	Expand our Gulf of Mexico dredging capability
•	Expand our business lines into new geographical areas of the United States.

In support of what we feel is a strong pay-for-performance orientation, our executive compensation is heavily weighted toward incentive (variable) compensation (as shown below), and is directly tied to achieving positive results in all the areas listed above.

CEO Target Total Direct Compensation — FY 2010	All NEO Target Total Direct Compensation — FY 2010

67% VARIABLE — 42% LONG-TERM	62% VARIABLE — 38% LONG-TERM

Compensation Objectives and Design-Related Features

We design our executive compensation program to further Orion’s mission of producing superior financial returns for our shareholders by pursuing the following objectives:

Objective	How Pursued
	Generally	Specifically
Retain and attract highly qualified and effective executive officers.	Pay competitively.	Use statistics developed from a review of compensation survey data and publicly-disclosed peer company pay data as a reference point to help establish competitive pay opportunities.
Motivate executive officers to contribute to our future success and to build long-term shareholder value	Link a significant part of compensation to Orion’s financial and stock price performance, especially long-term performance.	Weight executive compensation program in favor of incentive compensation — balancing rewards for driving sustained profitability on an annual basis with equity-based compensation elements in the form of stock options and restricted stock.
Further align executive officer and shareholder interests	Encourage and facilitate significant ownership of Orion stock by executives.	Make annual equity-based grants, with a significant portion in the form of restricted shares — promoting an ownership culture. Enhance alignment and ownership focus through share ownership guidelines

OBJECTIVE 1 — ATTRACT & RETAIN:  As noted, the industry-specific experience of our people is a key reason for Orion Marine Group’s leading posture in the marine construction industry. This reputation for excellence in management and leadership make our people attractive targets for other companies. To prevent loss of our managerial talent, we seek to provide an overall compensation program that competes well against other marine construction companies as well as companies in related industries. Each element of compensation is intended to help fulfill this commitment to competitiveness. We further support the goal of retention by attaching vesting restrictions (described later) to awards of long-term equity incentives.

Market Data:  Because retention is so imperative, we consider external survey data and data from peer group compensation disclosures as important market reference points around which to make well-informed compensation decisions. We generally target between the market median and 75th percentile range of the market for pay opportunities (i.e., salaries and target incentive opportunities). We feel this competitive posture is appropriate and necessary to retain and motivate the caliber of executives we believe have helped make Orion a leader in our industry. Since tenure and management level are key determinative factors, decisions regarding individual pay opportunities do not necessarily track directly to a specific market reference point or percentile. Furthermore, because performance-based compensation plays such an important role in our compensation program, actual pay levels may vary significantly from the market median range.

For 2010 compensation decisions, we considered market data provided by the consulting firm engaged by the company Towers Watson & Co.. The consulting firm provided compensation data that reflected compensation for a peer group of 13 publicly traded firms engineering & construction firms. The companies in the group were identified in consultation with the consultant as potential competitors for talent with businesses of similar scope. A summary of the companies included in the peer group compensation review is provided below. Against the peers, Orion was below the 25th percentile in terms of revenue size at the end of 2009, but was also above the 75th percentile in terms of 3-year sales growth, and above the 90th percentile in terms of market cap and 1 year sales growth.

Source: Standard & Poor’s Research Insight

To supplement the peer group data (which were collected from proxy compensation disclosures), the consultant also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues of between $100 million and $500 million. Using a robust survey sample in combination with peer group data (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels and the risk of selection bias.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we group the elements into two general categories:

•	TARGET TOTAL CASH (“TTC”): Annual base salary plus target annual incentive payout (i.e., assuming achievement of substantially all individual and corporate objectives at target).
•	TARGET TOTAL DIRECT COMPENSATION “TTDC”): Target Total Cash plus the grant-date present value (GDPV) of long-term equity incentive grants (stock options and restricted stock).

The formula for Total Direct Compensation (“TDC”) is illustrated below:

Other elements of compensation of named executive officers (such as perquisites and retirement benefits) are not included in our TDC formula, because they are not included in the compensation survey sources utilized. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in the TDC formula. These other elements of compensation, however, are reviewed and approved by the Compensation Committee.

The following chart illustrates for each named executive officer the relationship between his 2010 target TDC and market reference point, showing the approximate percentile of the marketplace for each (incorporating a blend of peer group and survey data). As shown, 2010 TTDC for our executives fell between the market 50th and 75th percentiles for each position — for an average posture at the 61st percentile.

FY 2010 Target Total Direct Compensation — Approx. Percentile of Market Data

The pay statistics shown above reflect target total direct compensation — which assumes that all corporate and individual performance goals are achieved at a “target” level. Actual pay levels may vary from these numbers, depending upon actual corporation and individual performance.

Various factors affect the relationship between target TDC and our market reference, including: specific retention concerns; the important role of tenure and job responsibilities; the year-over-year volatility of the market data; the degree of accuracy in our job matches; and the difference in the strategic value of a position among the companies in the survey group. No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our executive officers.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our annual incentive compensation plan goals against these companies or any other group of companies. Rather, as discussed below, our annual incentive plan performance goals are based upon our internal business objectives — which, when set each year, represent aggressive but (what we expect to be) reasonably achievable goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not necessarily affect the relationship between our executive compensation and the executive compensation of that group in a given year.

Internal Pay Equity

In making pay decisions throughout the organization, Orion considers internal pay equity. We feel it is important that executive (and employee) compensation not only be externally competitive and consistent, but internally consistent as well. Commitment to both internal and external consistency supports our goals of employee retention and motivation to achieve performance goals that will help to drive the success of the entire organization and to drive growth in shareholder value.

Orion does not rely on a targeted ratio for individual NEOs in relation to each other or in relation to the CEO — but rather considers internal pay equity in combination with a variety of other factors. We will continue to monitor internal pay equity among the named officer group, and will in future consider how compensation for that group compares to employees in the rest of the Company. The charts below provide a summary of how each of the NEOs’ compensation for 2010 compared to that for Mr. Pearson (both target and actual compensation).

OBJECTIVE 2 — PAY FOR PERFORMANCE:  Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to contribute in a meaningful way to Orion’s future success both the near-term and long-term benefit of shareholders, and to appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, annual incentive plan payments from our EIP and SIP, stock options and restricted stock represent a significant portion of our executive compensation program, as shown previously.

•	EIP and SIP payouts are tied to meeting aggressive goals for consolidated net cash flow (NCF). For 2010, the named executive officers received only partial payouts from the annual incentive plan in which each participated.
•	The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.
•	Awards of restricted stock, while not subject to achievement of specific performance objectives, directly tie executives to shareholder fortunes from the date of grant – and facilitate long-term share ownership.

We believe that sustained annual profitability and long-term growth in shareholder value are the most important measured of our success. Accordingly, our executive compensation program balances short term and long-term at-risk pay components, but we emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial performance goals and maximizing long-term shareholder value.

The following chart illustrates for each named executive officer the allocation of 2010 target TDC between the various components of pay.

Target Total Direct Compensation Mix — FY 2010

Actual compensation paid out in a given year may vary (sometimes significantly) from targeted levels because compensation earned under the EIP and SIP programs are variable and commensurate with the level of achievement of annual performance goals. When we achieve superior results, we reward our executives accordingly under the terms of these programs. Conversely, when we fall short of our business objectives, payments under these variable programs decrease correspondingly. As an example, as shown by the chart below, the actual 2010 Total Direct Compensation of our named executive officers fell below targeted levels on average because our financial performance for 2010, while positive overall, fell short of our pre-established goals.

ACTUAL Percent of Target Total Cash Compensation Earned — FY 2010

Actual TDC includes actual EIP or SIP payouts.

OBJECTIVE 3 — ALIGN MANAGEMENT & SHAREHOLDER INTERESTS:  We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our shareholders. Restricted shares, which generally make up 50% of award value each year, are primarily intended to encourage long-term ownership of stock. We have been utilizing restricted shares as a part of our program for three years, and we feel the current program is functioning to encourage executives to build toward a meaningful level of long-term stock ownership.

Through our utilization of restricted stock and options, we ensure that a significant portion of executive wealth is tied to growing shareholder value. During 2010, total shareholder return was negative. As evidence of alignment with shareholder interests, we have shown below two charts that provide the total in-the-money value of equity incentives held by our named executive officers as of 2009 and 2010. In this chart we have included the total number of unvested restricted shares at face value and the spread on unexercised options as of 12/31/2009 and 12/31/2010. As shown:

•	Total value held by our executive officers declined sharply over the past year — by just over 60% in aggregate

TOTAL IN-THE-MONEY VALUE ($000) HELD BY NEOS AT 12/31/2009 AND 12/31/2010

To enhance our focus on shareholder alignment, beginning in 2011 we have adopted share ownership guidelines for our NEOs and our directors. The required ownership levels are expressed as a multiple of salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below.

SHARE OWNERSHIP REQUIREMENTS

Covered Position	Ownership Requirement (minimum value)
CEO	3.0x salary
CFO	2.0x salary
Other NEOs	1.5x salary
Directors	3.0x annual retainer

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested restricted shares, and in-the-money value of unexercised stock options. Directors and officers will have five years from the date first subject to these guidelines to comply with the minimum ownership requirement.

BOARD LEADERSHIP STRUCTURE

We have structured our Board of Directors such that the Chairman of the Board is an independent director. We believe that a chairman independent of management provides critical and independent thinking with respect to the Company’s strategy and long-term objectives. Our Chief Executive Officer serves on the Board of Directors and provides in-depth understanding of the operations of the Company and the issues, opportunities and challenges facing the Company.

ROLE OF THE COMPENSATION COMMITTEE, ITS COMPENSATION CONSULTANT, AND THE CHIEF EXECUTIVE OFFICER

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

•	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
•	Reviewing and discussing with management the relationship between the company’s compensation policies and practices, including the extent to which those policies and practices create risks for the company;
•	Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chief Executive Officer;
•	Evaluating, together with the other independent directors, the performance of the Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;
•	Recommending to the Board for approval by the independent directors each element of the compensation of the Chief Executive Officer;
•	Reviewing the performance evaluations of all other members of executive management (the Chief Executive Officer is responsible for the performance evaluations of the non-CEO executive officers);
•	Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;
•	Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

In furtherance of the Compensation Committee’s responsibility, the Committee engaged Towers Watson (the “consultant”) to assist the Committee in evaluating Orion Marine Group’s executive compensation during FY 2010. In connection with this engagement, the consultant reported directly and exclusively to the Committee. During, FY 2010, the consultant provided the Committee competitive marketplace compensation data, as well as updates on trends and issues in executive compensation, and commented on the competitiveness and reasonableness of Orion’s executive compensation program.

Other than services provided to the Compensation Committee, Towers Watson did not perform any services for Orion Marine Group. Accordingly, the Compensation Committee has determined the firm to be independent from the company. Compensation Committee preapproval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

For 2011, the Committee has engaged Pearl Meyer & Partners to provide outside compensation consulting services.

The Chief Executive Officer, who attends most meetings of the Compensation Committee, assists the Committee in determining the compensation of all other executive officers by, among other things:

•	Recommending any annual merit increases to the base salaries of the other named executive officers;
•	Establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
•	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chief Executive Officer.

COMPENSATION ELEMENTS AND FISCAL YEAR 2010 AMOUNTS

Base Salary.  Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these experienced and valuable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure of the officers, and the base salaries of the officers relative to one another.

Effective January 1, 2010 our named executive officer received salary increases that averaged 17.5% of 2009 current base salaries. Actual increases are summarized below, along with salaries that have been approved for 2011. Decisions regarding individual salary levels were based upon a review of multiple criteria (as noted above).

Name	FY 2009 Salary	FY 2010 Salary	% Increase over 2009	FY 2011 Salary	% Increase over 2010
Mr. Pearson	$416,000	$500,000	20%	$515,000	3.0%
Mr. Stauffer	265,000	325,000	23%	346,125	6.5%
Mr. Rose	231,000	275,000	19%	275,000	—%
Mr. Kennedy	231,000	275,000	19%	283,250	3.0%
Mr. Buchler	225,000	240,000	7%	247,200	3.0%
AVERAGE			17.5%		3.2%

Cash Payments Under Annual Incentive Compensation Programs.  Our named executive officers and other key employees of the Company participate in one of two incentive plans. Payments under these plans are allocated to individual participants from a bonus pool, the size of which is determined by the overall financial performance of the Company. Individual allocation is determined based on a combination of individual target award size, as well as in evaluation of achievement relative to individual goals that are intended to encourage each participant (including the named executives officers) to help the Company accomplish its stated objectives.

The overall financial performance of the Company — or primary pool funding measure, is “Net Cash Flow” (or “NCF”), defined as:

(a) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), prior to any bonus computation, less

(b) Net capital expenditures for the performance period.

EBITDA is a key financial performance measure for Orion because it is allows our management team and other reviewers of our financial statements (such as investors and analysts) to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost. We subtract our net capital expenditures from the NCF computation as we regard investment in our core assets a vital component of our operations, and feel it should be accounted for in order to most appropriately measure management performance on an annual basis.

Our named executive officers participate in two different annual incentive plans, both of which have very similar performance measurement criteria. The percentages shown below reflect the percent of target opportunity dependent upon each measure.

•	The Executive Incentive Plan (“EIP”) includes four of our named officers (Mr. Pearson, Mr. Stauffer, Mr. Kennedy, and Mr. Rose).
•	The Subsidiary Incentive Plan (“SIP”) includes other executives and key employees, including Mr. Buchler.

The EIP and SIP are administered by the Compensation Committee, who delegate some authority non-NEO participants to Mr. Pearson and Mr. Stauffer. Achievement of goals is also determined by our Senior Management Team. In order to receive any payment under either incentive plan, employees must be considered to be in “good standing”, meaning the employee (a) has not resigned prior to the date of payment, (b) has not indicated an intention to resign, (c) has not been notified that his employment has been terminated and (d) is not on a performance improvement plan.

The table below provides a summary of individual incentive award opportunities for each of our named executive officers. As shown, as a result of salary increases for 2011, the target and maximum award opportunities (in dollar terms) for our named officers are higher for 2011 than they were for 2010:

Named Executive Officer Annual Incentive Opportunity

	Applicable Annual Incentive Plan	Target Award Opportunity (% of Salary)	Maximum Award Opportunity (% of Salary)	FY 2010 Opportunity ($)		FY 2011 Opportunity ($)
Name				Target Award Opportunity ($)	Maximum Award Opportunity ($)	Target Award Opportunity ($)	Maximum Award Opportunity ($)
Mr. Pearson	EIP	75%	200%	375,000	1,000,000	386,250	1,030,000
Mr. Stauffer	EIP	60%	200%	195,000	650,000	207,675	692,250
Mr. Rose	EIP	60%	200%	165,000	550,000	165,000	550,000
Mr. Kennedy	EIP	60%	200%	165,000	550,000	169,950	566,500
Mr. Buchler	SIP	50%	200%	120,000	480,000	123,600	494,400

Target incentive allocation opportunities from the EIP and SIP are established based on an evaluation of a combination of factors, including relative level of responsibility, tenure, potential to impact the bottom line, and market competitiveness. Actual payouts vary based upon a comparison of actual performance achievements to previously established performance objectives for both the Company and each individual, as described below. However, in any case, the Board of Directors, working through its Compensation Committee, retains the discretion to grant such individual incentive awards as it deems appropriate under the circumstances.

For 2010, the NCF goal for the Company was $39.8 million; a goal based upon our internal financial projections, an evaluation of the overall economic environment, and a subjective assessment of market expectations. During the course of the year, the Compensation Committee determined that this goal was more aggressive than had been anticipated at the beginning of the year. While the goal itself was not adjusted, the Committee (consistent with the above described discretionary authority) opted to revise the payout curve under the EIP and the SIP in order to recognize the aggressive nature of the Company’s goals.

The target pool size in the EIP is calculated as the sum of target award opportunities for the four executives participating in the pool — which, for FY2010, was $900,000. For 2011, the target pool for the EIP will be $928,875 and for 2010, the actual pool was determined using the following approach:

Performance Level	Percent of NCF Goal Earned FY 2010	EIP Pool Funding (% of Target)
Below Threshold	<50%	0%
Threshold	50%	50%
Target	100%	100%
Above-Target	110%	150%
Maximum	122%	306%

From Threshold to Target

Pool Funding  =  % of NCF Goal Achieved  ×  Target Pool

From Target to Above-Target

Additional Pool Funding  =
(% of NCF Goal Achieved - 100%)

20%

  ×  Target Pool

From Above-Target to Maximum

Additional Pool Funding  =
2.5* (% of NCF Goal Achieved - 110%)

20%

  ×  Target Pool

EIP Pool Funding — FY 2010 (dollars in thousands)

Actual performance for FY 2010 resulted in NCF of $30 Million (pre-bonus EBITDA of $58 Million less Net Capital Expenditures of $27 Million), or 76 % of our target. Based on our funding formula, this level of performance funded a pool equal to 76% of combined target opportunities in the EIP — or a pool of $684,000.

The table below illustrates for our named executive officers the fiscal 2010 target payout, and actual payout, along with commentary on how individual and (where applicable) division performance criteria impacted the final allocation decision. Individual and division performance criteria were evaluated on a qualitative basis rather than a formulaic basis, so individual amounts out of the incentive pool cannot be tied back to a single formula. However the qualitative assessment process involves assessing performance against pre-established (often quantifiable) goals.

Executive	Target Award Opportunity – FY 2010	Actual Award	Percent of Target Opportunity Earned
Mr. Pearson	$375,000	$285,000	76%

Mr. Pearson’s actual bonus was determined based on his individual target opportunity and a qualitative evaluation of his individual contribution to overall company performance which included:

•	Successfully achieving the company’s goal for its 5 year strategic plan to double the revenues of the company over the five year period of his employment with the company. With the financial results of 2010, the company has achieved five successive record years of revenue in a row while maintaining industry leading margins.
•	Completing a major equity acquisition in 2010 which doubled the size of the company’s dredging fleet in the Gulf of Mexico facilitating further expansion and growth opportunities.
•	Completing a substantial asset purchase with favorable terms to enable green field expansion of the company in a new region (Pacific Northwest) and position the company for future growth.
•	Directed strategic planning initiatives for continued growth of the company including identification of acquisition targets, new market opportunities, and marine fleet modernization
•	Ensuring the continued development, mentoring, succession planning and training of key personnel throughout the company

Mr. Stauffer	$195,000	$148,200	76%

Mr. Stauffer’s actual bonus was determined based on his individual target opportunity and a qualitative evaluation of his individual contribution to overall company performance which included:

•	Successful completion of two acquisition transactions
•	Renegotiation of an expanded debt facility (essentially doubling the Company’s borrowing capacity at favorable market rates)
•	His crucial role in strategic planning and development of corporate structure during the year

Mr. Rose	$165,000	$—	0%

Mr. Rose’s actual bonus was determined based on his individual target opportunity and a qualitative evaluation of his individual contribution to overall company performance which included:

•	The operating units for which Mr. Rose is responsible (Atlantic & Caribbean) performed below expectations, failing to meet their financial targets

Mr. Kennedy	$165,000	$250,800	152%

Mr. Kennedy’s actual bonus was determined based on his individual target opportunity and a qualitative evaluation of his individual contribution to overall company performance which included:

•	The operating units for which Mr. Kennedy is responsible (Gulf of Mexico Region) performed in excess of their financial targets in aggregate
•	Successful integration of assets and personnel of T. W. LaQuay into the King Fisher Marine Services subsidiary
•	Oversaw the engineering and completion of two new dredges associated with the acquisition

Mr. Buchler	$120,000	$120,000	100%

Mr. Buchler’s actual bonus was determined based on his individual target opportunity and a qualitative evaluation of his individual contribution to overall company performance which included:

•	His instrumental role in negotiating and completing a $60 million Equity Acquisition, a $7 million Asset Purchase Agreement, and a $75 million Long Term Revolving Credit Agreement (with a $25 million accordion)
•	Implementation of several enhancements to the Company’s compliance program, including extensive training of key personnel at each operating location.
•	Resolution of all previously outstanding disputed collectables of any significant size and contributed significantly to the advancement of the Company’s position in respect of two contract disputes.
•	Development of an Enterprise Risk Matrix for the Company.

Fiscal 2011 Incentive Plan Approach

The target NCF performance level for FY 2010 was considered aggressive at the time it was established in light of historical performance and prevailing economic conditions. However, as noted above, the Compensation Committee determined later in the year that the goal was more aggressive than anticipated, a determination which led to the payout curve shown for FY 2010. For 2011, the Company will utilize a modified curve with a higher threshold performance standard (as a percent of target) than was utilized in FY 2010, as shown below:

Performance Level	Percent of NCF Goal Earned FY 2011	EIP Pool Funding (% of Target)
Below Threshold	<70%	0%
Threshold	70%	50%
Target	100%	100%
Above-Target	110%	150%
Maximum	127%	360%

From Threshold to Target

Pool Funding  =
30% + (% of NCF Goal Achieved - 70%)

60%

  ×  Target Pool

From Target to Above-Target

Additional Pool Funding  =
(% of NCF Goal Achieved - 100%)

20%

  ×  Target Pool

From Above-Target to Maximum

Additional Pool Funding  =
2.5* (% of NCF Goal Achieved - 110%)

20%

  ×  Target Pool

EIP Pool Funding — FY 2011 (dollars in thousands)

As shown, we will continue to provide for acceleration in the pool funding percent as performance rises above target (i.e., over the range where achievement against goal is the most challenging). We feel this approach further underscores our emphasis on pay-for-performance and on driving sustained growth, that the award opportunities are reasonable in light of the level of performance expected, and that the caps we have on individual bonus opportunities provide a counterweight against the encouragement of excessive risk-taking. As previously described, actual payouts will vary based upon a comparison of actual performance achievements to previously established performance objectives for both the Company and each individual, as described above. However, in any case, the Board of Directors, working through its Compensation Committee, retains the discretion to grant such individual incentive awards as it deems appropriate under the circumstances.

Long-Term Equity Incentives — Stock Options and Restricted Stock.  Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our shareholders by:

•	Facilitating significant ownership of Orion stock by named officers (primarily through grants of restricted stock)
•	Tying a significant portion of rewards for our named executive officers to the generation of long-term shareholder value (primarily through grants of at-the-money stock options, which are only valuable to the extent that the company’s stock price appreciates after the date of grant).

As shown previously under Objective 3 of our executive compensation program, we believe this program has helped support both of these goals by encouraging executives to build meaningful ownership levels, and by ensuring that a significant portion of executive wealth creation is tied to growth in shareholder value.

Amount.  Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant.

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

•	Target TDC levels and referenced survey data — as discussed above, we include the grant date present value of all equity-based awards received during the year in our calculation of target TDC, and in evaluating the target fiscal 2010 TDC levels for our named executive officers. For FY 2010, we generally considered target TDC somewhere between the market median and 75th percentile for comparable positions in the market data as our primary reference point;
•	The total number of shares then available to be granted; and
•	Potential shareholder dilution.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

At December 31, 2010, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans (referred to as “overhang”) represented a little over 5.5% of the sum of shares outstanding. As of this date we had only about 50,000 shares remaining for future grant under our 2007 Stock Plan, which is why we are also asking shareholders for approval of an additional 1.3 million shares for future grant in that plan. We anticipate that his approval of this request would provide us enough shares to make competitive equity incentive grants for at least the next three years, and would increase our total overhang of a little over 10% of common shares outstanding immediately following approval.

Timing.  The Company does not backdate options or grant options retroactively. In addition, we do not intentionally coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our option grants are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the mean of the high and low sales prices of a share of the Company’s common stock on the grant date. All grants to executive officers require the approval of the Compensation Committee.

Pricing.  The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of Orion’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the mean of high and low for day, as reported on the composite tape of the NYSE.

Vesting.  Subject to their terms, stock options and restricted stock currently awarded generally vest 33% on the first anniversary of the grant date and 1/36 per month thereafter. Option awards generally expire on the tenth anniversary of the grant date. This vesting schedule is intended to further encourage the retention of the executive officers, since unvested awards are generally forfeited upon termination of the officer’s employment for any reason other than death or permanent disability. Except as otherwise provided under the terms of the LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Fiscal 2010 Awards.  In March and November of 2010, the named executive officers were granted stock option and restricted stock awards with total grants for the year as follows:

Name	Number of Stock Options	Number of Shares of Restricted Stock
Mr. Pearson	49,618	26,002
Mr. Stauffer	26,718	14,060
Mr. Rose	19,084	9,131
Mr. Kennedy	22,963	9,131
Mr. Buchler	13,359	6,392

Perquisites, Tax Reimbursement Payments and Other Annual Compensation.  Executive officers are eligible to participate in our benefit programs as described below. The Compensation Committee reviews the overall cost to us of these various programs generally on an annual basis or when changes are proposed. The Compensation Committee believes that the benefits provided by these programs have been important factors in attracting and retaining the overall executive officer group, including the named executive officers.

Each named executive officer is eligible to participate in our 401(k) plan. The plan provides that we match 100% on the first 2% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. These matching contributions vest over a four-year period. At our discretion, we may make additional matching and profit sharing contributions to the plan.

Each named executive officer is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. In addition, each executive officer is eligible for certain other benefits, including reimbursement of business and entertainment expenses, car allowances and life insurance. The Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites as it deems advisable.

Post-Employment Compensation.  We have employment agreements with our Chief Executive Officer, our Chief Financial Officer, our other named executive officers, and other key employees which entitle them to severance benefits in the amount of the officer’s base salary for one year in the event of a resignation for good reason or a termination without cause. In the event of termination related to a change in control (if resignation is for good reason or termination without cause), the officers receive their respective base salary for two to three years (varying by position level). The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, and to ensure that executives remain focused on the best interests of shareholders — particularly in the context of any potential transaction. The Compensation Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to shareholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Risks Arising from Compensation Policies and Practices:  Management has conducted an in-depth risk assessment of Orion’s compensation policies and practices and concluded that that they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the company. No such plans or practices were identified.

Insider Trading and Speculation in Orion Stock:  We have established policies prohibiting our officers, directors, and employees from purchasing or selling Orion securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by Orion Marine Group for compensation paid to the Chief Executive Officer and the three other highest-paid executive officers (other than the Chief Financial Officer) to $1,000,000 per year, unless the compensation is “qualified performance-based compensation” or qualifies under certain other exceptions.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee,

Austin J. Shanfelter, Chairman
Richard L. Daerr, Jr.
Gene Stoever

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information regarding compensation earned by, awarded to or paid to the Company’s principal executive officer, principal financial officer and the three other named executive officers of the Company serving as executive officers at the Company’s fiscal year ending December 31, 2010, 2009 and 2008, (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary $	Bonus $(2)	Stock Awards $(3)	Option Awards $(4)	Incentive Plan Compensation $(1)	All Other Compensation $		Total $
J. Michael Pearson President and Chief Executive Officer	2010	498,385	—	364,992	325,000	285,000	26,000	(5)	1,499,377
	2009	423,385	20,000	325,000	325,000	601,857	26,000	(5)	1,721,242
	2008	398,077	—	—	193,795	280,000	25,250	(5)	883,122
Mark R. Stauffer Executive Vice President and Chief Financial Officer	2010	323,846	—	197,577	175,000	148,200	21,300	(6)	865,923
	2009	269,520	20,000	175,000	175,000	282,606	21,534	(6)	943,660
	2008	249,439	—	—	133,310	160,000	20,700	(6)	563,449
Elliott J. Kennedy Executive Vice President	2010	274,154	—	125,000	154,209	250,800	8,338	(7)	812,501
	2009	235,020	15,000	125,000	125,000	250,938	4,628	(7)	755,586
	2008	219,615	—	—	83,715	110,000	4,596	(7)	417,926
James L. Rose Executive Vice President	2010	274,154	—	125,000	125,000	—	7,020	(8)	531,174
	2009	234,635	15,000	125,000	125,000	196,637	7,155	(8)	703,427
	2008	208,960	—	—	83,715	120,000	7,020	(8)	419,695
Peter R. Buchler(9) Executive Vice President, General Counsel and Secretary	2010	239,711	—	87,500	87,500	120,000	9,254	(10)	543,965
	2009	73,558	15,000	87,500	220,700	50,000	3,600	(10)	450,358

(1)	See the discussion of “Performance Based Incentive Compensation”, above.
(2)	Upon execution of their employment agreements in December 2009, the named executive officers received a signing bonus
(3)	Represents the fair value of stock awards in 2010 and prior years. In March 2010, Messrs. Pearson and Stauffer received a stock grant of 2,262 shares and 1,277 shares, respectively, with a fair value on the date of grant of $17.68. On the same date, Mr. Kennedy received a grant of 3,579 options with an exercise price of $17.68 and a fair value on the date of grant of $6.55.

In November 2010, each named executive officer received an award of stock, which is restricted over the vesting period of three years. The amount represents the fair value of the award on the day of grant of $13.69.

(4)	Represents the fair value of option awards in 2010 and prior years. In March 2010, Mr. Kennedy received a grant of 3,579 options with an exercise price of $17.68 and a fair value on the date of grant of $6.55.

In November 2010, each named executive officer received an option grant, which vests over a three year period. The amount represents the fair value of the award on the day of grant.

(5)	For Mr. Pearson, this amount reflects an automobile allowance provided to him of $15,000 in each year, and the Company’s matching contribution to his account under the Company’s 401(k) Plan in the amount of $11,000, $11,000 and $10,250 for 2010, 2009 and 2008, respectively.
(6)	For Mr. Stauffer, this amount reflects an automobile allowance provided to him of $11,400 in each year and the Company’s matching contribution under the Company’s 401(k) Plan in the amount of $9,900, $10,134, and $9,300 for 2010, 2009 and 2008, respectively.
(7)	For Mr. Kennedy, this amount an automobile allowance of $3,900 in 2010 and the reflects the value of use of a company-provided vehicle of $228 and $496 in 2009 and 2008, respectively, and the Company’s matching contribution under the Company’s 401(k) Plan in the amount of $4,400, $4,400, and $4,100 in 2010, 2009 and 2008, respectively.

(8)	For Mr. Rose, this amount reflects an automobile allowance of $7,020 in 2010, $7,155 in 2009 and $7,020 in 2008.
(9)	Mr. Buchler joined the Company in September, 2009.
(10)	For Mr. Buchler, this amount reflects relocation expense reimbursement in 2010 and 2009, and in 2010, the Company’s matching contribution under the Company’s 401(k) Plan in the amount of $7,500.

Grants of Plan Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the year ended December 31, 2010.

		As of December 31, 2010 Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards Shares or Units (#)(2)	All Option Awards: Number of Securities Underlying Options (#)(3)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold $	Target $	Maximum $
J. Michael Pearson	Incentive	$300,000	$375,000	$1,000,000
	3/11/10				2,262			$40,000
	11/18/10				23,740	49,618	$13.69	$650,000
Mark R. Stauffer	Incentive	156,000	195,000	650,000
	3/11/10				1,277			$22,580
	11/18/10				12,783	26,718	$13.69	$175,000
Elliott J. Kennedy	Incentive	132,000	165,000	550,000
	3/11/10					3,879	$17.68	$29,210
	11/18/10				9,131	19,084	$13.69	$250,000
James L. Rose	Incentive	132,000	165,000	550,000
	11/18/10				9,131	19,084	$13.69	$250,000
Peter R. Buchler	Incentive	96,000	120,000	480,000
	11/18/10				6,392	13,359	$13.69	$175,000

(1)	As discussed in the Compensation Discussion and Analysis section, above, bonus awards under the EIP and SIP are based on the achievement of a combination of financial performance by the Company individual goals by each named executive.
(2)	Awards of stock were issued under the LTIP. Provided the named executive officer remains continuously employed with the Company, the stock awards will vest with respect to 33% of the shares on the first anniversary of the grant date (November 18, 2011 and one-thirty-sixth of the shares thereafter upon completion of each full month following the first year anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(3)	The option awards were issued under the LTIP. Provided the named executive officer remains continuously employed with the Company, the option awards will vest with respect to 33% of the underlying shares on the first anniversary of the grant date (November 18, 2011) and one-thirty-sixth of the underlying shares upon the completion of each full month following the first year anniversary, such that all options are fully vested on the third anniversary of the grant date.
(4)	The amounts shown reflect the grant date fair value of the applicable stock and option awards

Narrative Discussion of Amounts in Summary Compensation Table and Grants of Plan Based Awards Table Employment Agreements

Employment Agreements with Certain Officers.  We have employment agreement with each of our Chief Executive Officer, our Chief Financial Officer, our other named executive officers and certain other key employees, which were put into effect in December 2009. Each employment agreement provides for a base salary, a discretionary bonus, and participation in our benefit plans and programs.

Annualized base salaries in 2010 for each of our named executive officers were as follows: J. Michael Pearson — $500,000; Mark R. Stauffer — $325,000; Elliott J. Kennedy — $275,000; James L. Rose — $275,000; and Peter R. Buchler — $240,000. Under the employment agreements, the officers are entitled to severance benefits in the event of a resignation for good reason or a termination without cause of the officer’s base salary continued for a period of one year if such resignation or termination is not in connection with a change of control.

The employment agreements also provide for certain change of control benefits. The officers are entitled to severance benefits of the officer’s base salary continued for a period of two to three years in the event of a resignation for good reason or a termination without cause that is related to a change of control at any time three months prior to or within twelve months after a change of control. Such period is two years for Messrs. Kennedy, Rose and Buchler, and three years for Messrs. Pearson and Stauffer. The amount of such severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a “parachute payment” subject to a Federal excise tax.

The agreements also include confidentiality provisions without a time limit and non-competition provisions which apply during the periods specified in the employment agreements.

Stock Incentive Plans

2005 Stock Incentive Plan.  We adopted a Stock Incentive Plan in 2005 for issuances of equity-based awards based on our common stock to our current or future employees and directors. The Stock Incentive Plan consists of two components: restricted stock and stock options. The 2005 Stock Incentive Plan is limited as follows: The aggregate number of such shares delivered under the 2005 Stock Incentive Plan and the Long Term Incentive Plan (described below) may not exceed an aggregate total of 2,943,946 shares. Stock withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The Stock Incentive Plan is administered by our Board. The Board of Directors may delegate administration of the Stock Incentive Plan to a committee of the Board.

Our Board may terminate or amend the Stock Incentive Plan at any time with respect to any shares of stock for which a grant has not yet been made. Our Board of Directors also has the right to alter or amend the Stock Incentive Plan or any part thereof from time-to-time, including increasing the number of shares of stock that may be granted subject to stockholder approval. No change, however, in the Stock Incentive Plan or in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. The Stock Incentive Plan will expire on the earlier of the tenth anniversary of its approval by stockholders or its adoption or its termination by the Board of Directors. Awards then outstanding will continue pursuant to the terms of their grants.

Restricted Stock.  Restricted stock is stock that vests over a period of time and that during such time is subject to forfeiture. At any time in the future, the Compensation Committee may determine to make grants of restricted stock under the Stock Incentive Plan to employees and directors containing such terms as the Compensation Committee shall determine. The Compensation Committee will determine the period over which restricted stock granted to employees and members of our Board will vest. The Compensation Committee may base its determination upon the achievement of specified financial or other objectives. Shares of common stock to be delivered as restricted stock may be newly issued common stock, common stock already owned by us, common stock acquired by us from any other person or any combination of the foregoing. If we issue new common stock upon the grant of the restricted stock, the total number of shares of common stock outstanding will increase. We intend the restricted stock under the Stock Incentive Plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our common stock. Therefore, Stock Incentive Plan participants will not pay any consideration for the common stock they receive, and we will receive no remuneration for the stock.

Stock Options.  The Stock Incentive Plan permits the grant of options covering our common stock. Options may be incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or nonqualified stock options as determined by the Compensation Committee. At any time in the future, the Compensation Committee may determine to make grants under the Stock Incentive Plan to employees and members of our Board containing such terms as the committee shall determine. Stock options will have an exercise price that may not be less than the fair market value of the stock on the date of grant. In general, stock options granted will become exercisable over a period determined by the Board. If a grantee’s employment or membership on the Board terminates for any reason, the grantee’s unvested stock options will be automatically forfeited unless, and to the extent, the option agreement or the Board provides otherwise.

Long Term Incentive Plan.  We adopted our Long Term Incentive Plan (the “LTIP”) in March 2007, and the stockholders approved the LTIP in May of that same year. The purposes of the LTIP are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees and consultants, and to promote the success of our business. The LTIP provides for grants of (a) incentive stock options qualified as such under U.S. federal income tax laws, (b) stock options that do not qualify as incentive stock options, (c) stock appreciation rights (or SARs), (d) restricted stock awards, (e) restricted stock units, or (f) any combination of such awards.

Shares Available.  The maximum aggregate number of shares of our common stock that may be reserved and available for delivery in connection with awards under the LTIP is 2,017,938, but is also limited so that the total shares of common stock that may be delivered under the LTIP and the 2005 Stock Incentive Plan may not exceed 2,943,946. If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, those shares of common stock will again be available for delivery under the LTIP to the extent allowable by law.

Eligibility.  Any individual who provides services to us, including non-employee directors and consultants, and is designated by the Compensation Committee to receive an award under the LTIP will be a “Participant.” A Participant will be eligible to receive an award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the Compensation Committee.

Administration.  Our Board of Directors has appointed the Compensation Committee to administer the LTIP pursuant to its terms, subject to board approval of plan structure, amendments and modifications. Our Compensation Committee will, unless otherwise determined by the Board of Directors, be comprised of two or more individuals each of whom constitutes an “outside director” as defined in Section 162(m) of the Code and “nonemployee director” as defined in Rule 16b-3 under the Exchange Act. Unless otherwise limited, the Compensation Committee has broad discretion to administer the LTIP, including the power to determine to whom and when awards will be granted, to determine the amount of such awards (measured in cash, shares of common stock or as otherwise designated), to proscribe and interpret the terms and provisions of each award agreement, to accelerate the exercise terms of an option (provided that such acceleration does not cause an award intended to qualify as performance based compensation for purposes of Section 162(m) of the Code to fail to so qualify), to delegate duties under the LTIP and to execute all other responsibilities permitted or required under the LTIP.

Terms of Options.  The Compensation Committee may grant options to eligible persons including (a) incentive stock options (only to our employees) that comply with Section 422 of the Code and (b) nonstatutory options. The exercise price for an incentive stock option must not be less than the greater of (a) the par value per share of common stock or (b) the fair market value per share as of the date of grant. The exercise price per share of common stock subject to an option other than an incentive stock option will not be less than the par value per share of the common stock (but may be less than the fair market value of a share of the common stock on the date of grant). Options may be exercised as the Compensation Committee determines, but not later than 10 years from the date of grant. Any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our shares within the meaning of Section 422(b)(6) of the Code must have an exercise price of at least 110% of the fair market value of the underlying shares at the time the option is granted and may not be exercised later than five years from the date of grant.

Terms of SARs.  SARs may be awarded in connection with or separate from an option. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR. SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised, which option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable. SARs granted independently of an option will be exercisable as the Compensation Committee determines. The term of a SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, common stock or a combination of cash and stock, as provided for by the Compensation Committee in the award agreement.

Restricted Stock Awards.  A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Except as otherwise provided under the terms of the LTIP or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). A restricted stock award that is subject to forfeiture restrictions may be forfeited and reacquired by us upon termination of employment or services. Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made.

Restricted Stock Units.  Restricted stock units are rights to receive common stock, cash, or a combination of both at the end of a specified period. Restricted stock units may be subject to restrictions, including a risk of forfeiture, as specified in the award agreement. Restricted stock units may be satisfied by common stock, cash or any combination thereof, as determined by the Compensation Committee. Except as otherwise provided by the Compensation Committee in the award agreement or otherwise, restricted stock units subject to forfeiture restrictions will be forfeited upon termination of a participant’s employment or services prior to the end of the specified period. The Compensation Committee may, in its sole discretion, grant dividend equivalents with respect to restricted stock units.

Other Awards.  Participants may be granted, subject to applicable legal limitations and the terms of the LTIP and its purposes, other awards related to common stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of common stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine terms and conditions of all such awards. Cash awards may be granted as an element of or a supplement to any awards permitted under the LTIP. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the LTIP or under other plans or compensatory arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Performance Awards.  The Compensation Committee may designate that certain awards granted under the LTIP constitute “performance” awards. A performance award is any award the grant, exercise or settlement of which is subject to one or more performance standards. These standards may include business criteria for us on a consolidated basis, such as total stockholders’ return and earnings per share, or for specific subsidiaries or business or geographical units.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding options or warrants authorized for issuance under our equity compensation plans as of December 31, 2010:

Plan category	Column A Number of securities to be issued upon exercise of outstanding options, warrants and rights	Column B Weighted average exercise price of outstanding options, warrants and rights	Column C Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by shareholders	1,437,230	$12.52	50,329
Equity compensation plans not approved by shareholders	—	—	—
Total	1,437,230	$12.52	50,329

The weighted average term of outstanding options, warrants and rights as of December 31, 2010 was 7.90 years.

Outstanding Equity Awards At Fiscal Year End 2010

The following table reflects all outstanding equity awards held by our named executive officers as of the year ended December 31, 2010:

	Option awards					Stock awards
	Number of securities underlying unexercised options		Option exercise price	Option expiration date		Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested(7)(8)
Name	Exercisable	Unexercisable
J. Michael Pearson	44,844	—	$13.50	5/17/2017	(2)
	50,000	—	$14.25	12/4/2017	(3)
	57,487	22,263	$6.00	10/7/2018	(4)
	13,669	24,521	$19.11	11/19/2019	(6)	10,919	$126,660
						2,262	$26,239
	—	49,618	$13.69	11/18/2020	(7)	23,740	$275,384
Mark R. Stauffer	44,844	—	$13.50	5/17/2017	(2)
	34,300	—	$14.25	12/4/2017	(3)
	39,545	15,315	$6.00	10/7/2018	(4)
	7,361	13,203	$19.11	11/19/2019	(6)	5,880	$68,208
						1,277	$14,813
	—	26,718	$13.69	11/18/2020	(7)	12,783	$148,283
Elliott J. Kennedy	11,315	—	$13.50	5/17/2017	(2)
	11,415	—	$14.25	12/4/2017	(3)
	24,833	9,617	$6.00	10/7/2018	(4)
	7,600	7,089	$19.11	11/19/2019	(6)	4,199	$48,708
	—	3,879	$17.68	3/11/2020	(8)
	—	19,084	$13.69	11/18/2020	(7)	9,131	$105,920

	Option awards					Stock awards
	Number of securities underlying unexercised options		Option exercise price	Option expiration date		Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested(7)(8)
Name	Exercisable	Unexercisable
James L. Rose	13,444	1,681	$1.96	3/31/2016	(1)
	12,791	—	$13.50	5/17/2017	(2)
	14,405	—	$14.25	12/4/2017	(3)
	24,833	9,617	$6.00	10/7/2018	(4)
	5,258	9,431	$19.11	11/19/2019	(6)	4,199	$48,708
	—	19,084	$13.69	11/18/2020	(7)	9,131	$105,920
Peter R. Buchler	6,207	8,793	$19.59	9/1/2019	(5)
	5,320	4,962	$19.11	11/19/2019	(6)	2,940	$34,104
	—	13,359	$13.69	11/18/2020	(7)	6,392	$74,147

(1)	These option awards were issued under the 2005 Stock Incentive Plan. Provided the named executive remains continuously employed with the Company, the option awards vest (a) 20% upon the first anniversary of grant date (March 31, 2007), and (b) one-sixtieth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the fifth anniversary of the grant date. Notwithstanding, pursuant to the terms of a transaction bonus agreement entered into with each Mr. Pearson and Mr. Stauffer effective as of April 2, 2007, as amended, the options vested in full upon consummation of the 2007 Private Placement.
(2)	These option awards were issued under the 2007 LTIP. These options vest (a) 33% upon the first anniversary of grant date (May 17, 2008) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(3)	These option awards were issued under the 2007 LTIP. These options vest (a) 33% upon the first anniversary of grant date (December 4, 2008) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(4)	These option awards were issued under the 2007 LTIP. These options vest (a) 33% upon the first anniversary of grant date (October 7, 2009) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(5)	These option awards were issued under the 2007 LTIP. These options vest (a) 33% upon the first anniversary of grant date (September 1, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(6)	These option awards were issued under the 2007 LTIP. These options vest (a) 33% upon the first anniversary of grant date (November 19, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(7)	On May 3, 2005, Messrs. Stauffer, Kennedy, and Rose received awards of 123,319, 168,162, and 11,211 shares of restricted stock, respectively. The shares of restricted stock were issued under the 2005 Stock Incentive Plan. Provided the named executive officer remains continuously employed with us (or a parent or subsidiary of ours), the restricted stock will vest (or, as applicable, vested) as follows: (a) one-fifth of the restricted stock became vested on May 3, 2006, and (b) one-sixtieth of the restricted stock will vest (or, as applicable, vested) upon the completion of each full month following May 3, 2006. Notwithstanding, pursuant to the terms of a transaction bonus agreement entered into with each of Mr. Stauffer and Mr. Kennedy effective as of April 2, 2007, as amended, their stock vested in full upon the consummation of the 2007 Private Placement. The shares of stock awarded to Mr. Rose continue to vest ratably until all shares are vested on May 3, 2010.

(8)	In November 2009, Messrs. Pearson, Stauffer, Kennedy, Rose and Buchler received awards of 17,007, 9,158, 6,541, 6,541 and 4,579 shares of restricted stock issued under the LTIP. The shares vest (a) 33% upon the first anniversary of grant date (November 19, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(9)	In March 2010, Messrs. Pearson, Stauffer and Kennedy received awards of stock or options, at the executive’s election. Messrs. The shares vest (a) 33% upon the first anniversary of grant date (March 11, 2011) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.
(10)	In November 2010, Messrs. Pearson, Stauffer, Kennedy, Rose and Buchler received awards of 23,740, 12,783, 9,131, 9,131 and 6,392 shares of restricted stock issued under the LTIP. The shares vest (a) 33% upon the first anniversary of grant date (November 19, 2010) and (b) one thirty-sixth of the underlying shares upon completion of each full month following the first anniversary, such that all shares are fully vested on the third anniversary of the grant date.

Option Exercises and Stock Vested In Fiscal Year Ended 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Option Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J. Michael Pearson	—	$—	6,088	$84,113
Mark R. Stauffer(1)	—	$—	3,278	—
Elliott J. Kennedy	—	$—	2,342	$32,357
James L. Rose	—	$—	2,342	$32,357
Peter R. Buchler	—	—	1,639	$22,644

(1)	Mr. Stauffer made an 83(b) election in respect of these shares such that the full value was recognized for tax reporting purposes in 2009.

Potential Payments upon Termination or Change in Control

Overview

This section describes the benefits payable to our named executive officers in two circumstances:

•	Change in control
•	Termination of employment

For this purpose the term “change in control” or “during a protection period” generally means the occurrence of any of the following events:

(a) A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; however the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors of us for financing purposes, as determined by the Compensation Committee in its sole discretion.

(b) A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors of us for financing purposes, as determined by the Compensation Committee in its sole discretion or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c) A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

The employment agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below)

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out, or comply with, any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a substantial reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the employment agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the employment agreement.

The benefits payable to each named executive officer in each circumstance are contained in the provisions of that executive’s respective employment agreement, which were entered into in December 2009. These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

Summary of payments

The table below summarizes the benefits payable to each named executive in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason or employment is terminated by us for cause.

In all cases, the executive has the right to receive vested stock awards and exercise vested stock options. Equity awards for which vesting has not occurred lapse according to the provisions of the LTIP.

The tables below assume that the terminations took place on December 31, 2010.

J. Michael Pearson	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$500,000	$1,500,000
Annual incentive	—	285,000	855,000
Car allowance	—	15,000	45,000
Transitional	—	30,000	90,000
Total	$—	$830,000	$2,490,000

Mark R. Stauffer	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$325,000	$975,000
Annual incentive	—	148,200	444,600
Car allowance	—	11,400	34,200
Transitional	—	30,000	90,000
Total	$—	$514,600	$1,543,800

Elliott J. Kennedy	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$275,000	$550,000
Annual incentive	—	250,800	501,600
Car allowance	—	7,200	14,400
Transitional	—	30,000	60,000
Total	$—	$563,000	$1,126,000

James L. Rose	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$275,000	$550,000
Annual incentive	—	—	—
Car allowance	—	7,020	14,040
Transitional	—	30,000	60,000
Total	$—	$312,020	$624,040

Peter R. Buchler	Death or disability	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, during a protection period (Change of control)
Severance	$—	$240,000	$480,000
Annual incentive	—	120,000	240,000
Car allowance	—	—	—
Transitional	—	30,000	60,000
Total	$—	$390,000	$780,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company reviews related party transactions. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s Common Stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A Related Party Transaction means any transaction, or series of similar transactions (and any amendments, modifications or changes thereto), in which the amount exceeds $120,000. A Related Party Transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board of Directors. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. Pursuant to the Audit Committee’s charter, it has been delegated the authority to review and approve all related party transactions.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Company’s Board of Directors consists of three non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the SEC and the requirements of NYSE listing standards and (ii) at least one member meets certain standards as a financial expert. Mr. Stoever, Chairman of the Committee, meets the relevant standards as a financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During 2009, the Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s 2009 audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by Statement on Auditing Standards No. 61 Communication With Audit Committees (as amended), the matters required to be discussed by The Public Company Accounting Oversight Board and the Securities and Exchange Commission and the letter from the independent auditors required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Committee concerning independence. The Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditors” is compatible with maintaining their independence.

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Gene Stoever, Chairman
Richard L. Daerr, Jr.
Thomas N. Amonett

Audit Fees

The following table sets forth the aggregate fees Grant Thornton LLP billed to the Company for the years ended December 31, 2010 and 2009.

	2010	Percent Approved by Audit Committee	2009	Percent Approved by Audit Committee
Audit fees(1)	$503,500	100%	$561,395	100%
Audit-related fees(2)	—		—
Tax fees(3)	—		—
All other fees	—		—
Total fees	$503,500	100%	$561,395	100%

(1)	Includes professional services for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC.
(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions and consultation regarding generally accepted accounting principles.
(3)	The Company retains another accounting firm to provide tax return preparation services.

Audit and Non-Audit Service Approval Policy In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm.

Audit Services.  The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services.  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent registered public accounting firm, and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit-related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees.  The Company retains an independent registered public accounting firm other than Grant Thornton LLP to provide tax services.

All Other Services.  Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

Procedures for Approval of Services.  All requests for services that are to be provided by our independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both the President and the Chairman of the Audit Committee. The Chief Financial Officer authorizes services that have been approved by the Audit Committee within the pre-set limits. If there is any question as to whether a proposed service fits within an approved service, the Chairman of the Audit Committee is consulted for a determination. The Chief Financial Officer submits to the Audit Committee any requests for services that have not already been approved by the

Audit Committee. The request must include an affirmation by the Chief Financial Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Annual Report

The Annual Report to Shareholders, which includes our consolidated financial statements for the year ended December 31, 2010, has been provided to all shareholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2012 Annual Meeting of Stockholders must be submitted to the Corporate Secretary of the Company no later than December 24, 2011 in order to be considered timely received.

By Order of the Board of Directors
Peter R. Buchler, Secretary

Appendix A

ORION MACCRINE GROUP, INC.
2011 LONG TERM INCENTIVE PLAN

i

ii

ORION MARINE GROUP, INC.

2011 Long Term Incentive Plan

1.  Purpose.  The purpose of the Orion Marine Group, Inc. 2011 Long Term Incentive Plan (the “Plan”) is to provide a means through which Orion Marine Group, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.  Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)  “Annual Incentive Award” means a conditional right granted to a Participant under Subsection 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b)  “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c)  “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Subsection 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(d)  “Board” means the Company’s Board of Directors.

(e)  “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(f)  “Change in Control” means the occurrence of any of the following events:

(i)  A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Subsection 2(f)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this Subsection 2(f)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

1

(B) any acquisition by investors in the Company for financing purposes, as determined by the Committee in its sole discretion. This Subsection 2(f)(i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

(ii)  A “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors in the Company for financing purposes, as determined by the Committee in its sole discretion; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Subsection 2(f)(ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Subsection 2(f)(i) above.

(iii)  A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change in Control.

For purposes of this Subsection 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Subsection 2(f) and except as otherwise provided in an Award agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

(g)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)  “Committee” means the Compensation Committee of the Board or such other committee of two or more directors as designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3, and (ii) an “outside director” as defined under section 162(m) of the Code unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

(i)  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Subsection 8(e) of this Plan.

2

(j)  “Dividend Equivalent” means a right, granted to a Participant under Subsection 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k)  “Effective Date” means the day the stockholders of the Company approve the Plan.

(l)  “Eligible Person” means all officers and employees of the Company or of any Subsidiary, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n)  “Fair Market Value” means, as of any specified date, (i) the mean of the high and low sales prices of the Common Stock either (A) if the Stock is traded on the National Market System of the NASDAQ, as reported on the National Market System of NASDAQ on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported), or (B) if the Stock is listed on a national securities exchange, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on the National Market System of the NASDAQ or a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate; or (iv) on the date of an initial public offering of Stock, the offering price under such initial public offering.

(o)  “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(p)  “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the regulations promulgated thereunder.

(q)  “Option” means a right, granted to a Participant under Subsection 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r)  “Other Stock-Based Awards” means Awards granted to a Participant under Subsection 6(h) hereof.

(s)  “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)  “Performance Unit” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(u)  “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(v)  “Qualifying Public Offering” shall mean a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange or the NASDAQ National Market System.

3

(w)  “Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

(x)  “Restricted Stock” means Stock granted to a Participant under Subsection 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(y)  “Restricted Stock Unit” means a right, granted to a Participant under Subsection 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(z)  “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(aa)  “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(bb)  “Stock” means the Company’s Common Stock, par value $.0001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(cc)  “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Subsection 6(c) hereof.

(dd)  “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.  Administration.

(a)  Authority of the Committee.  This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or section 162(m) of the Code; and (ix) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Subsection 3(a) shall be final and conclusive.

4

(b)  Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Subsection 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.

(c)  Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.  Stock Subject to Plan.

(a)  Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 3,000,000 shares.

(b)  Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)  Availability of Shares Not Issued under Awards.  Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited or settled in cash will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)  Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5

5.  Eligibility; Per Person Award Limitations.  Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Individuals. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 2,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5,000,000.00.

6.  Specific Terms of Awards.

(a)  General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Subsection 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify.

(b)  Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)  Exercise Price.  Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant. Following grant, Options cannot be re-priced without prior shareholder approval.

(ii)  Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Subsection 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)  ISOs.  The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or

6

Subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)  Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)  Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)  Rights Related to Options.  An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)   An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable.

(B)   Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)  the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2)  the number of shares as to which that SAR has been exercised.

(iii)  Right Without Option.  An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A)  Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B)  Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C)  Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D)  Each SAR shall entitle a participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)   the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2)   the number of shares as to which the SAR has been exercised.

(iv)  Terms.  Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable

7

in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards. Following grant, SARs cannot be re-priced without prior shareholder approval.

(v)

(d)  Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)  Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)  Certificates for Stock.  Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)  Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)  Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock or cash, as determined by the Committee, at the end of a specified deferral period, subject to the following terms and conditions:

(i)  Award and Restrictions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)  Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

8

(f)  Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. However, in no case will dividend equivalents granted in conjunction with a performance-contingent award be paid before that award is earned.

(h)  Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Subsection 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Subsection 6(h).

7.  Certain Provisions Applicable to Awards.

(a)  Termination of Employment.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b)  Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Any exchange or replacement Award, however, is subject to the prohibition against repricing included in Subsection 7(g) below.

9

(c)  Term of Awards.  Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d)  Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Subsection 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)  Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)  Non-Competition Agreement.  Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

(g)  Repricing.  Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

8.  Performance and Annual Incentive Awards.

(a)  Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Subsections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

10

(b)  Performance Awards Granted to Designated Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Subsection 8(b).

(i)  Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Subsection 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)  Business and Individual Performance Criteria

(A)  Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues, (3) increase in revenues; (4) increase in cash flow; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income before taxes; (15) net income after taxes; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; and (23) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Subsection 8(c) hereof.

(B)  Individual Performance Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)  Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)  Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth

11

in Subsection 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Subsection 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)  Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Subsection 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)  Annual Incentive Awards Granted to Designated Covered Employees.  If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Subsection 8(c).

(i)  Potential Annual Incentive Awards.  Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Subsection 8(c)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subsection 8(b)(ii) hereof in the given performance year, as specified by the Committee.

(ii)  Annual Incentive Award Pool.  The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Subsection 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Subsection 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii)  Payout of Annual Incentive Awards.  After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the

12

circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d)  Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to Performance Awards under Subsection 8(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to Annual Incentive Awards under Subsection 8(c) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)  Status of Subsection 8(b) and Subsection 8(c) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards and Annual Incentive Awards under Subsections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Subsections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.  Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)  Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)  Subdivision or Consolidation of Shares.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)  If at any time, or from time to time, the Company shall subdivide as a whole (by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available in connection with the Plan or Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

13

(ii)  If at any time, or from time to time, the Company shall consolidate as a whole (by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available in connection with the Plan or Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)  Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Subsection 9(b), the Committee shall promptly prepare, and deliver to each Participant, a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.

(iv)  Adjustments under Subsections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)  Corporate Recapitalization.

(i)  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

(ii)  In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the share limitations provided in Sections 4 and 5 may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(d)  Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)  Change in Control.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a

14

specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subsection 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the exercise price(s) under such Grants for such shares, or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total shares or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the total shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) (in the case of SARs) if the SARs had been exercised immediately before the consummation of the Change in Control.

(f)  Change in Control Price.  The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of Stock in any merger or consolidation, (ii) the per share value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Subsection 9(f), the Fair Market Value per share of the shares that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subsection 9(f) or Subsection 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

10.  General Provisions.

(a)  Transferability.

(i)  Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option, or authorize all or a portion of an Option to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder. Agreements evidencing

15

Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 10(a)(i).

(ii)  Qualified Domestic Relations Orders.  An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)  Other Transfers.  Except as expressly permitted by Subsections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)  Effect of Transfer.  Following the transfer of any Award as contemplated by Subsections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)  Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Subsections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)  Registration.  To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Subsection 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)  Taxes.  The Company and any Subsidiary is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)  Changes to this Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the

16

Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(d)  Limitation on Rights Conferred under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants or employees or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)  Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)  Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(g)  Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)  Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)  Governing Law.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state

17

laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)  Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

(k)  Plan Effective Date.  This Plan has been adopted by the Board and will become effective upon approval of the stockholders of the Company.

Executed this __th day of May, 2011.

ORION MARINE GROUP, INC.
By: Name: J. Michael Pearson Title: President and CEO

18

VOTE BY INTERNET
Before the Meeting – Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting – Go to
www.virtualshareholdermeeting.com/ORN2011
You may attend the Meeting via the Internet and vote during the Meeting using the 12-Digit Control Number

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ORION MARINE GROUP, INC.

The Board of Directors recommends you vote
FOR all nominees, FOR proposals 2,4 and 5 and 1 YEAR for proposal 3:

	For	Against	Abstain
1. Election of Directors **Nominee:** Thomas Amonett	☐	☐	☐
2. Advisory vote on Executive Compensation	☐	☐	☐
3. Advisory vote on the frequency of vote on Executive Compensation ☐ 3 years ☐ 2 years ☐ 1 year ☐ Abstain	☐	☐	☐
4. Proposal to approve the Orion Marine Group 2011 Long Term Incentive Plan	☐	☐	☐
5. Approval of the appointment of Grant Thornton LLP as the Company's Independent registered public accounting firm	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear hereon.
When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

---

ORION MARINE GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Orion Marine Group, Inc. Our 2011 Annual Meeting will be held on Thursday May 19, 2011, at 10:00 a.m. CDT. We are very pleased that this year's annual meeting will again be a completely virtual meeting of shareholders. You will be able to attend the 2011 Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting *www.virtualshareholdermeeting.com/ORN*. You will need the 12-digit control number included in this proxy card in order to be able to enter the Annual Meeting. www.virtualshareholdermeeting.com/ORN2011

The shareholder(s) hereby appoint(s) Peter R. Buchler, J. Michael Pearson and Mark R. Stauffer, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of ORION MARINE GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual meeting of shareholder(s) to be held on Thursday May 19, 2011, at 10:00 a.m. CDT, via webcast, and any adjournment or postponement thereof.

Continued and to be signed on reverse side